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                                CREDIT AGREEMENT

                          dated as of December 10, 1996

                                  by and among

                          BLOCK FINANCIAL CORPORATION,

                                as the Borrower,

                  THE LENDERS PARTIES HERETO FROM TIME TO TIME,

                                 as the Lenders

                                       and

                               MELLON BANK, N.A.,

                                    as Agent

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                                     -1-

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                                TABLE OF CONTENTS


                                                                            Page

ARTICLE 1 - DEFINITIONS; CONSTRUCTION ......................................  1
     1.01. Certain Definitions..............................................  1
     1.02. Construction..................................................... 15
     1.03. Accounting Principles............................................ 16

ARTICLE 2 - THE CREDITS .................................................... 16
     2.01. The Loans........................................................ 16
     2.02. Facility Fee; Reduction of the Committed Amount.................. 17
     2.03. Making of Loans.................................................. 18
     2.04. Interest Rates................................................... 19
     2.05. Conversion or Renewal of Interest Rate Options................... 24
     2.06. Optional Prepayments............................................. 25
     2.07. Interest Payment Dates........................................... 26
     2.08. Pro Rata Treatment; Payments Generally; Interest
           on Overdue Amounts............................................... 26
     2.09. Additional Compensation in Certain Circumstances................. 28
     2.10. Taxes............................................................ 30
     2.11. Funding by Branch, Subsidiary or Affiliate....................... 32
     2.12. Extensions of Maturity Date...................................... 33
     2.13. Designated Replacement Lenders................................... 33

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES ................................. 34
     3.01. Corporate Status................................................. 34
     3.02. Corporate Power and Authorization................................ 34
     3.03. Execution and Binding Effect..................................... 34
     3.04. Governmental Approvals and Filings............................... 35
     3.05. Absence of Conflicts............................................. 35
     3.06. Audited Financial Statements..................................... 36
     3.07. Interim Financial Statements..................................... 36
     3.08. Absence of Undisclosed Liabilities............................... 36
     3.09. Absence of Material Adverse Changes.............................. 37
     3.10. Accurate and Complete Disclosure................................. 37
     3.11. Solvency......................................................... 37
     3.12. Margin Regulations............................................... 37
     3.13. Subsidiaries..................................................... 37
     3.14. Partnerships, Etc................................................ 38
     3.15. Litigation....................................................... 38
     3.16. Absence of Events of Default..................................... 38
     3.17. Absence of Other Conflicts....................................... 38
     3.18. Insurance........................................................ 39
     3.19. Title to Property................................................ 39
     3.20. Intellectual Property............................................ 39
     3.21. Taxes............................................................ 39
     3.22. Employee Benefits................................................ 40
     3.23. Environmental Matters............................................ 40
     3.24. Regulatory Restrictions.......................................... 41


                                     -i-

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     3.25. RAL Program Documents............................................ 41

 ARTICLE 4 - CONDITIONS OF LENDING ......................................... 41
     4.01. Conditions to Effectiveness...................................... 41
     4.02. Conditions to All Loans.......................................... 43

ARTICLE 5 - AFFIRMATIVE COVENANTS .......................................... 44
     5.01. Basic Reporting Requirements..................................... 44
     5.02. Insurance........................................................ 47
     5.03. Payment of Taxes and Other Potential Charges and
           Priority Claims.................................................. 47
     5.04. Preservation of Corporate Status................................. 48
     5.05. Governmental Approvals and Filings............................... 48
     5.06. Maintenance of Properties........................................ 48
     5.07. Avoidance of Other Conflicts..................................... 48
     5.08. Financial Accounting Practices................................... 49
     5.09. Use of Proceeds.................................................. 49
     5.10. Continuation of Businesses....................................... 49
     5.11. Ownership by Guarantor........................................... 49

ARTICLE 6 - NEGATIVE COVENANTS ............................................. 50
     6.01. Financial Covenants.............................................. 50

     6.02. CompuServe Loans, Advances, Investments,
           Guaranties, Indemnities, etc. ................................... 50
     6.03. Mergers, Acquisitions, etc. ..................................... 51
     6.04. Disposition of Properties........................................ 51
     6.05. Indebtedness..................................................... 52

ARTICLE 7 - DEFAULTS ....................................................... 53
     7.01. Events of Default................................................ 53
     7.02. Consequences of an Event of Default.............................. 56

ARTICLE 8 - THE AGENT ...................................................... 57
     8.01. Appointment...................................................... 57
     8.02. General Nature of Agent's Duties................................. 58
     8.03. Exercise of Powers............................................... 58
     8.04. General Exculpatory Provisions................................... 58
     8.05. Administration by the Agent...................................... 59
     8.06. Lender Not Relying on Agent or Other Lenders..................... 60
     8.07. Indemnification.................................................. 61
     8.08. Agent in its Individual Capacity................................. 61
     8.09. Holders of Notes................................................. 61
     8.10. Successor Agent.................................................. 62
     8.11. Additional Agents................................................ 62
     8.12. Calculations..................................................... 63
     8.13. Agent's Fee...................................................... 63
     8.14. Funding by Agent................................................. 63


ARTICLE 9 - MISCELLANEOUS .................................................. 63
     9.01. Holidays......................................................... 63

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     9.02. Records.......................................................... 64
     9.03. Amendments and Waivers........................................... 64
     9.04. No Implied Waiver; Cumulative Remedies........................... 65
     9.05. Notices.......................................................... 65
     9.06. Expenses; Taxes; Indemnity....................................... 66
     9.07. Severability..................................................... 67
     9.08. Prior Understandings............................................. 67
     9.09. Duration; Survival............................................... 68
     9.10. Counterparts..................................................... 68
     9.11. Limitation on Payments........................................... 68
     9.12. Set-Off.......................................................... 68
     9.13. Sharing of Collections........................................... 69
     9.14. Successors and Assigns; Participations;
           Assignments...................................................... 70
     9.15. Governing Law; Submission to Jurisdiction: Waiver
           of Jury Trial; Limitation of Liability........................... 73

Schedule 3.13             Subsidiaries
Schedule 3.14             Partnerships, etc.
Schedule 3.22             Employee Benefits
Schedule 5.10             Additional Businesses
Schedule 6.02(a)          CompuServe Loans, Investments and Guaranty
                          Equivalents
Schedule 6.05             Permitted Indebtedness and Guarantees

Exhibit A            Form of Note
Exhibit B            Form of Guaranty
Exhibit C            Form of Opinion of Counsel to Loan Parties
Exhibit D            Receivables Report
Exhibit E            Quarterly Compliance Certificate
Exhibit F            Form of Transfer Supplement

                                CREDIT AGREEMENT

                  THIS CREDIT AGREEMENT, dated as of December 10, 1996, by and among BLOCK FINANCIAL CORPORATION, a Delaware corporation (the "Borrower"), the Lenders parties hereto from time to time (the "Lenders" as further defined below) and MELLON BANK, N.A., a national banking association, as agent for the Lenders hereunder (in such capacity, together with its successors in such capacity, the "Agent").

                                    Recitals:

                  The Borrower has requested the Agent and the Lenders to enter into this Agreement and extend credit as provided herein to the Borrower to enable it to borrow, repay and reborrow hereunder from time to time amounts not exceeding One Billion Two Hundred Fifty Million Dollars ($1,250,000,000) in aggregate principal at any time outstanding for the purpose of paying at maturity certain commercial paper issued by the Borrower, and the Lenders are willing to extend such credit upon the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

                  1.01. Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

                  "Affected Lender" shall have the meaning set forth in
         Section 2.04(e) hereof.

                  "Agreement" shall mean this Credit Agreement, as it may be amended, modified or supplemented from time to time.

                  "Applicable Margin" shall have the meaning set forth in
         Section 2.04(b) hereof.

                  "Assessment Rate" shall have the meaning set forth in
         Section 2.04(a) hereof.

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                  "Base Rate" shall have the meaning set forth in
         Section 2.04(a) hereof.

                  "Base Rate Option" shall have the meaning set forth in

         Section 2.04(a) hereof.

                  "Base Rate Portion" of any Loan or Loans shall mean at any time the portion, including the whole, of such Loan or Loans bearing interest at such time (i) under the Base Rate Option or (ii) in accordance with Section 2.08(c)(ii) hereof.

                  "Business Day" shall mean any day other than a Saturday, Sunday, public holiday under the laws of the Commonwealth of Pennsylvania or other day on which banking institutions are authorized or obligated to close in the city in which the Agent's Office is located or in New York, New York.

                  "Capitalized Lease" shall mean at any time any lease which is, or is required under GAAP to be, capitalized on the balance sheet of the lessee at such time.

                  "CD Rate" shall have the meaning set forth in
         Section 2.04(a) hereof.

                  "CD Rate Funding Period" shall have the meaning set forth in
         Section 2.04(c) hereof.

                  "CD Rate Option" shall have the meaning set forth in
         Section 2.04(a) hereof.

                  "CD Rate Portion" of any Loan or Loans shall mean at any time the portion, including the whole, of such Loan or Loans, bearing interest at any time under the CD Rate Option or at a rate calculated by reference to the CD Rate under Section 2.08(c)(i) hereof.

                  "CD Rate Reserve Percentage" shall have the meaning set forth in Section 2.04(a) hereof.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time.

                  "CERCLIS" shall mean the Comprehensive Environmental Response, Compensation and Liability Information System List, as the same may be amended from time to time.

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                  "Change of Control" shall mean any Person or group of Persons
         (as used in Sections 13 and 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder) shall have become the beneficial owner (as defined in Rules 13d-3 and 13d-5 promulgated by the Securities and Exchange Commission (the "SEC") under the Exchange Act) of 20% or more of the combined voting power of all the outstanding voting securities of the Guarantor and, at any time following an acquisition as described in this clause, during any period of 6 consecutive calendar months, individuals who were directors of the Guarantor on the first day of such period, together with individuals elected as directors by not less than two-thirds of the individuals who were directors of the Guarantor on the first day of such period, shall cease to constitute a majority of the members of the board of directors of the Guarantor (it being understood that this definition does not require a period of 6 months to have passed before a Change of Control can occur).

                  "Closing Date" shall have the meaning set forth in
         Section 4.01 hereof.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

                  "Commitment" shall have the meaning set forth in
         Section 2.01(a) hereof.

                  "Commitment Percentage" of a Lender at any time shall mean the Commitment Percentage for such Lender set forth below its name on the signature page hereof, subject to transfer to another Lender as
         provided for in Section 9.14   hereof and subject to adjustment by
         operation of the procedures with respect to extensions of the Maturity Date described in Section 2.12 hereof.

                  "Committed Amount" shall have the meaning set forth in
         Section 2.01(a) hereof.

                  "CompuServe" shall mean CompuServe Corporation, a Delaware corporation.

                  "Consolidated Net Worth of CompuServe" at any time shall mean the total amount of stockholders' equity of CompuServe

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         and its consolidated Subsidiaries at such time determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Worth of Guarantor" at any time shall mean the total amount of stockholders' equity of the Guarantor and its consolidated Subsidiaries at such time determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Worth of Guarantor Without CompuServe" at any time shall mean (a) if CompuServe is a consolidated Subsidiary of the Guarantor at such time, (i) an amount equal to the Consolidated Net Worth of Guarantor minus (ii) an amount equal to the Consolidated Net Worth of CompuServe plus (iii) an amount equal to the minority interest in CompuServe determined in accordance with GAAP, and (b) if CompuServe is not a consolidated Subsidiary of the Guarantor at such time, (i) the Consolidated Net Worth of Guarantor minus (ii) the amount of any investment of Guarantor or any Subsidiary in CompuServe determined in accordance with GAAP.

                  "Controlled Group Member" shall mean each trade or business (whether or not incorporated) which together with any Loan Party is treated as a single employer under Sections 4001(a)(14) or 4001(b)(1) of ERISA or Sections 414(b), (c), (m) or (o) of the Code.

                  "Corresponding Source of Funds" shall mean:

                           (a) In the case of any Funding Segment of the CD Rate Portion, the proceeds of hypothetical issuances by a Lender of one or more of its certificates of deposit at the beginning of the CD Rate Funding Period corresponding to such Funding Segment, having maturities approximately equal to such CD Rate Funding Period and in an aggregate amount approximately equal to such Lender's Pro Rata share of such Funding Segment; and

                           (b) In the case of any Funding Segment of the Euro-Rate Portion, the proceeds of hypothetical receipts by a Notional Euro-Rate Funding Office or by a Lender through a Notional Euro-Rate Funding Office of one or more Dollar deposits in the interbank eurodollar market at the beginning of the Euro-Rate Funding Period corresponding to such Funding Segment having maturities approximately equal to such Euro-Rate Funding Period and in an aggregate amount approximately equal to each Lender's Pro Rata share of such Funding Segment.

                  "Cross-Default Event" shall have the meaning set forth in
         Section 7.01(f) hereof.

                  "Cross-Default Obligation" shall have the meaning set forth in Section 7.01(f) hereof.

                  "Designated Replacement Lender shall have the meaning set forth in Section 2.13 hereof.

                  "Dollar," "Dollars" and the symbol "$" shall mean lawful money of the United States of America.

                  "Environmental Affiliate" shall mean, with respect to any Person, any other Person whose liability (contingent or otherwise) for any Environmental Claim such Person has retained, assumed or otherwise is liable for (by Law, agreement or otherwise).


                  "Environmental Approvals" shall mean any Governmental Action pursuant to or required under any Environmental Law.

                  "Environmental Claim" shall mean, with respect to any Person, any action, suit, proceeding, investigation, notice, claim, complaint, demand, request for information or other communication (written or oral) by any other Person (including but not limited to any Governmental Authority, citizens' group or present or former employee of such Person) alleging, asserting or claiming any actual or potential
         (a) violation of any Environmental Law, (b) liability under any Environmental Law or (c) liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Environmental Concern Materials at any location, whether or not owned by such Person.

                  "Environmental Cleanup Site" shall mean any location which is listed or proposed for listing on the National Priorities List, on CERCLIS or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding or investigation related to or arising from any alleged violation of any Environmental Law.

                  "Environmental Concern Materials" shall mean (a) any flammable substance, explosive, radioactive material, hazardous material, hazardous waste, toxic substance, solid waste, pollutant, contaminant or any related material, raw material, substance, product or by-product of any substance specified in or regulated or otherwise affected by any Environmental Law (including but not limited to any "hazardous substance" as defined in CERCLA or any similar state Law), (b) any toxic chemical or other substance from or related to industrial, commercial or institutional activities, and (c) asbestos, gasoline, diesel fuel, motor oil, waste and used oil, heating oil and other petroleum products or compounds, polychlorinated biphenyls, radon and urea formaldehyde.

                  "Environmental Law" shall mean any Law, whether now existing or subsequently enacted or amended, relating to (a) pollution or protection of the environment, including natural resources, (b) exposure of Persons, including but not limited to employees, to Environmental Concern Materials, (c) protection of the public health or welfare from the effects of products, by-products, wastes, emissions, discharges or releases of Environmental Concern Materials or (d) regulation of the manufacture, use or introduction into commerce of Environmental Concern Materials including their manufacture, formulation, packaging, labeling, distribution, transportation, handling, storage or disposal. Without limitation, "Environmental Law" shall also include any Environmental Approval and the terms and conditions thereof.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "Euro-Rate" shall have the meaning set forth in
         Section 2.04(a) hereof.

                  "Euro-Rate Funding Period" shall have the meaning set forth in
         Section 2.04(c) hereof.

                  "Euro-Rate Option" shall have the meaning set forth in
         Section 2.04(a) hereof.

                  "Euro-Rate Portion" of any Loan or Loans shall mean at any time the portion, including the whole, of such Loan or Loans bearing interest at any time under the Euro-Rate Option or at a rate calculated by reference to the Euro-Rate under Section 2.08(c)(i) hereof.

                  "Euro-Rate Reserve Percentage" shall have the meaning set forth in Section 2.04(a) hereof.

                  "Event of Default" shall mean any of the Events of Default described in Section 7.01 hereof.

                  "Facility Fee" shall have the meaning set forth in
         Section 2.02(a) hereof.

                  "Federal Funds Effective Rate" for any day shall mean the rate per annum (rounded upward to the nearest 1/100 of 1%) determined by the Agent (which determination shall be conclusive) to be the rate per annum announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, that if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

                  "Funding Breakage Date" shall have the meaning set forth in
         Section 2.09(b) hereof.

                  "Funding Breakage Indemnity" shall have the meaning set forth in Section 2.09(b) hereof.

                  "Funding Periods" shall have the meaning set forth in
         Section 2.04(c) hereof.

                  "Funding Segment" of the CD Rate Portion or the Euro-Rate Portion, as the case may be, of the Loans at any time shall mean the entire principal amount of such Portion to which at the time in question there is applicable a particular Funding Period beginning on a particular day and ending on a particular day. (By definition, each such Portion is at all times composed of an integral number of discrete Funding Segments and the sum of the principal amounts of all Funding Segments of any such Portion at any time equals the principal amount of such Portion at such time.)

                  "GAAP" shall have the meaning set forth in Section 1.03 hereof.

                  "Governmental Action" shall have the meaning set forth in
         Section 3.04 hereof.

                  "Governmental Authority" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                  "Guarantor" shall mean H & R Block, Inc., a Missouri corporation.

                  "Guaranty" shall have the meaning set forth in
         Section 4.01(b) hereof.

                  "Guaranty Equivalent" shall have the following meaning: A Person (the "Deemed Guarantor") shall be deemed to be subject to a Guaranty Equivalent in respect of any indebtedness, obligation or liability (the "Assured Obligation") of another Person (the "Deemed Obligor") if the Deemed Guarantor directly or indirectly guarantees, becomes surety for, endorses, assumes, agrees to indemnify the Deemed Obligor against, or otherwise agrees, becomes or remains liable (contingently or otherwise) for, such Assured Obligation. Without limitation, a Guaranty Equivalent shall be deemed to exist if a Deemed Guarantor agrees, becomes or remains liable (contingently or otherwise), directly or indirectly: (a) to purchase or assume, or to supply funds for the payment, purchase or satisfaction of, an Assured Obligation, (b) to make any loan, advance, capital contribution or other investment in, or to purchase or lease any property or services from, a Deemed Obligor (i) to maintain the solvency of the Deemed Obligor, (ii) to enable the Deemed Obligor to meet any other financial condition, (iii) to enable the Deemed Obligor to satisfy any Assured Obligation or to make any other payment, or (iv) to assure the holder of such Assured Obligation against loss, (c) to purchase or lease property or services from the Deemed Obligor regardless of the non-delivery of or failure to furnish of such property or services, (d) in a transaction having the characteristics of a take-or-pay or throughput contract or as described in paragraph 6 of FASB Statement of Financial Accounting Standards No. 47, or (e) in respect of any other transaction the effect of which is to assure the payment or performance (or payment of damages or other remedy in the event of nonpayment or nonperformance) of any Assured Obligation.

                  "Indebtedness" of a Person shall mean:

                           (a) All obligations on account of money borrowed by, or credit extended to or on behalf of, or for or on account of deposits with or advances to, such Person;

                           (b) All obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

                           (c) All obligations of such Person for the deferred purchase price of property or services;

                           (d) All obligations secured by a Lien on property owned by such Person (whether or not assumed); and all obligations of such Person under Capitalized Leases (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under such Capitalized Lease to repossession or sale of such property);

                           (e) The face amount of all letters of credit issued for the account of such Person and, without duplication, the unreimbursed amount of all drafts drawn thereunder, and all other obligations of such Person associated with such letters of credit or draws thereon;

                           (f) All obligations of such Person in respect of acceptances or similar obligations issued for the account of such Person;

                           (g) All obligations of such Person under a product financing or similar arrangement described in paragraph 8 of FASB Statement of Accounting Standards No. 49 or any similar requirement of GAAP; and

                           (h) All obligations of such Person under any interest rate or currency protection agreement, interest rate or currency future, interest rate or currency option, interest rate or currency swap or cap or other interest rate or currency hedge agreement.

                  "Indemnified Parties" shall mean the Agent, the Lenders and their respective affiliates, and the directors, officers, employees, attorneys and agents of each of the foregoing.

                  "Initial Committed Amount" shall have the meaning set forth in Section 2.01(a) hereof.

                  "Law" shall mean any law (including common law), constitution, statute, treaty, convention, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

                  "Lender" shall mean any of the Lenders listed on the signature pages hereof, subject to the provisions of Section 9.14 hereof pertaining to Persons becoming or ceasing to be Lenders.

                  "Lien" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

                  "Loan" shall mean any loan by a Lender to the Borrower under this Agreement, and "Loans" shall mean all Loans made by the Lenders under this Agreement.

                  "Loan Documents" shall mean this Agreement, the Notes, the Transfer Supplements and the Guaranty, and all other agreements and instruments executed and delivered in connection herewith or therewith (or furnished in connection herewith or therewith) or extending, renewing, refinancing or refunding any indebtedness, obligation or liability arising under any of the foregoing, in each case as the same may be amended, modified or supplemented from time to time hereafter.

                  "Loan Party" shall mean the Borrower and the Guarantor.

                  "London Business Day" shall mean a day for dealing in deposits in Dollars by and among banks in the London interbank market and which is a Business Day.

                   "Material Adverse Effect" shall mean: (a) a material adverse effect on the business, operations, condition (financial or otherwise) or prospects of the Guarantor and its Subsidiaries taken as a whole,
         (b) a material adverse effect on the ability of any Loan Party to perform or comply with any of the terms and conditions of any Loan Document, or (c) an adverse effect on the legality, validity, binding effect, enforceability or admissibility into evidence of any Loan Document, or the ability of the Agent or any Lender to enforce any rights or remedies under or in connection with any Loan Document.

                  "Maturity Date" shall mean December 9, 1997, as such date may be extended in accordance with Section 2.12 hereof.

                  "Mellon" shall mean Mellon Bank, N.A.

                  "Moody's" shall mean Moody's Investors Service, Inc.

                  "Multiemployer Plan" shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which any Loan Party or any Controlled Group Member has or had an obligation to contribute.

                  "Nonextending Lender" shall have the meaning given to that term in Section 2.12.

                  "Note" or "Notes" shall mean the revolving credit promissory notes of the Borrower executed and delivered under this Agreement and as further defined in Section 2.01(c) hereof, together with all extensions, renewals, refinancings or refundings thereof in whole or part.

                  "Notional Euro-Rate Funding Office" shall have the meaning given to that term in Section 2.11(a) hereof.

                  "Obligations" shall mean all indebtedness, obligations and liabilities of the Borrower to any Lender or the Agent from time to time arising under or in connection with or related to or evidenced by or secured by or under color of this Agreement or any other Loan Document, and all extensions, renewals or refinancings thereof, whether such indebtedness, obligations or liabilities are direct or indirect, otherwise secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising (including interest and other obligations arising or accruing after the commencement of any bankruptcy, insolvency, reorganization, dissolution or similar proceeding with respect to the Borrower or any other Person, or which would have arisen or accrued but for the commencement of such proceeding, even if such obligation or the claim therefor is not enforceable or allowable in such proceeding). Without limitation of the foregoing, such indebtedness, obligations and liabilities include the principal amount of Loans, interest, fees, indemnities or expenses under or in connection with this Agreement or any other Loan Document, and all extensions, renewals and refinancings thereof, whether or not such Loans were made in compliance with the terms and conditions of this Agreement or in excess of the obligation of the Lenders to lend. Obligations shall remain Obligations notwithstanding any assignment or transfer or any subsequent assignment or transfer of any of the Obligations or any interest therein.

                  "Office," when used in connection with the Agent, shall mean its office located at One Mellon Bank Center, Pittsburgh, Pennsylvania 15258, or at such other office or offices of the Agent or any branch, subsidiary or affiliate thereof as may be designated in writing from time to time by the Agent to the Borrower.

                  "Option" shall mean the Base Rate Option, the CD Rate Option or the Euro-Rate Option, as the case may be.

                  "Participant" shall have the meaning set forth in
         Section 9.14(b) hereof.

                  "PBGC" means the Pension Benefit Guaranty Corporation established under Title IV of ERISA or any other governmental agency, department or instrumentality succeeding to the functions of said corporation.

                  "Pension-Related Event" shall mean any of the following events or conditions:

                           (a) Any action is taken by any Person (i) to terminate, or which would result in the termination of, a Plan, either pursuant to its terms or by operation of law (including, without limitation, any amendment of a Plan which would result in a termination under Section 4041(e) of ERISA), or (ii) to have a trustee appointed for a Plan pursuant to
                           Section 4042 of ERISA;

                           (b) PBGC notifies any Person of its determination that an event described in Section 4042 of ERISA has occurred with respect to a Plan, that a Plan should be terminated, or that a trustee should be appointed for a Plan;

                           (c) Any Reportable Event occurs with respect to a Plan;

                           (d) Any action occurs or is taken which could result in any Loan Party becoming subject to liability for a complete or partial withdrawal by any Person from a Multiemployer Plan (including, without limitation, seller liability incurred under Section 4204(a)(2) of

                           ERISA), or any Loan Party or any Controlled Group Member receives from any Person a notice or demand for payment on account of any such alleged or asserted liability; or

                           (e) (i) There occurs any failure to meet the minimum funding standard under Section 302 of ERISA or
                           Section 412 of the Code with respect to a Plan, or any tax return is filed showing any tax payable under
                           Section 4971(a) of the Code with respect to any such failure, or any Loan Party or any Controlled Group Member receives a notice of deficiency from the Internal Revenue Service with respect to any alleged or asserted such failure, or (ii) any request is made by any Person for a variance from the minimum funding standard, or an extension of the period for amortizing unfunded liabilities, with respect to a Plan.

                  "Person" shall mean an individual, corporation, partnership, trust, unincorporated association, joint venture, joint-stock company, limited liability company, Governmental Authority or any other entity.

                  "Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA (other than a Multiemployer Plan) covered by Title IV of ERISA by reason of Section 4021 of ERISA, of which any Loan Party or any Controlled Group Member is or has been within the preceding five years a "contributing sponsor" within the meaning of Section 4001(a)(13) of ERISA, or which is or has been within the preceding five years maintained for employees of any Loan Party or any Controlled Group Member.

                  "Portion" shall mean the Base Rate Portion, the CD Rate Portion or the Euro-Rate Portion, as the case may be.

                  "Postretirement Benefits" shall mean any benefits, other than retirement income, provided by any Loan Party to retired employees, or to their spouses, dependents or beneficiaries, including, without limitation, group medical insurance or benefits, or group life insurance or death benefits.

                  "Potential Default" shall mean any event or condition which with notice, passage of time or a determination by a Lender or the Agent, or any combination of the foregoing, would constitute an Event of Default.

                  "Prime Rate" as used herein, shall mean the interest rate per annum announced from time to time by Mellon Bank, N.A. as its prime rate. The Prime Rate may be greater or less than other interest rates charged by Mellon Bank, N.A. to other borrowers and is not solely based or dependent upon the interest rate which Mellon Bank, N.A. may charge any particular borrower or class of borrowers.

                  "Pro Rata" shall mean from, to or with respect to each Lender in proportion to its Commitment Percentage.

                  "Purchasing Lender" shall have the meaning set forth in
         Section 9.14 hereof.

                  "RAL Program Documents" shall mean and include:(a) that certain Refund Anticipation Loan Participation Agreement, dated as of July 19, 1996, among Borrower, Beneficial National Bank, and Beneficial Tax Masters, Inc.; (b) that certain Refund Anticipation Loan Operations Agreement, dated as of July 19, 1996, among H & R Block Tax Services, Inc., HRB Royalty, Inc., Beneficial Tax Masters, Inc., Beneficial National Bank, and Beneficial Franchise Company, Inc.; and (c) all other documents, instruments, agreements or schedules now or hereafter attached to, referred to in or delivered in connection with any or all of the agreements referred to in the foregoing clauses (a) and (b), as any or all of the items referred to in the foregoing clauses (a) through (c) may be amended, modified or supplemented at any time or from time to time.

                  "Register" shall have the meaning set forth in
         Section 9.14(d) hereof.

                  "Regular Payment Date" shall mean the last Business Day of each January, April, July and October after the Closing Date.

                  "Replacement Lender" shall have the meaning given to such term in Section 2.12.

                  "Reportable Event" means (i) a reportable event described in
         Section 4043 of ERISA and regulations thereunder, (ii) a withdrawal by a substantial employer from a Plan to which more than one employer contributes, as referred to in Section 4063(b) of ERISA, (iii) a cessation of operations at a facility causing more than twenty percent (20%) of Plan participants to be separated from employment, as referred to in Section 4062(e) of ERISA, or (iv) a failure to make a required installment or other payment with respect to a Plan when due in accordance with Section 412 of the Code or Section 302 of ERISA which causes the total unpaid balance of missed installments and payments (including unpaid interest) to exceed $750,000.

                  "Required Lenders" shall mean, as of any date, Lenders which have made Loans constituting, in the aggregate, at least 66 2/3% in principal amount of Loans outstanding on such date or, if no Loans are outstanding on such date, Lenders which have Committed Amounts constituting, in the aggregate, at least 66 2/3% of the total Committed Amounts of the Lenders.


                  "Responsible Officer" of any Loan Party shall mean the President, the Treasurer or the Chief Financial Officer of such Loan Party.

                  "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw Hill, Inc.

                  "Solvent" means, with respect to any Person at any time, that at such time (a) the sum of the debts and liabilities (including, without limitation, contingent liabilities) of such Person is not greater than all of the assets of such Person at a fair valuation, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person has not incurred, will not incur, does not intend to incur, and does not believe that it will incur, debts or liabilities (including, without limitation, contingent liabilities) beyond such person's ability to pay as such debts and liabilities mature, (d) such Person is not engaged in, and is not about to engage in, a business or a transaction for which such person's property constitutes or would constitute unreasonably small capital, and (e) such Person is not otherwise insolvent as defined in, or otherwise in a condition which could in any circumstances then or subsequently render any transfer, conveyance, obligation or act then made, incurred or performed by it avoidable or fraudulent pursuant to, any Law that may be applicable to such Person pertaining to bankruptcy, insolvency or creditors' rights (including but not limited to the Bankruptcy Code of 1978, as amended, and, to the extent applicable to such Person, the Uniform Fraudulent
         Conveyance Act, the Uniform Fraudulent Transfer Act, or any other applicable Law pertaining to fraudulent conveyances or fraudulent transfers or preferences).

                  "Standard Notice" shall mean an irrevocable notice provided to the Agent on a Business Day which is

                           (a) At least on the same Business Day in the case of selection of, conversion to or renewal of the Base Rate Option or prepayment of any Base Rate Portion;

                           (b) At least two Business Days in advance in the case of selection of, conversion to or renewal of the CD Rate Option or prepayment of any CD Rate Portion; and

                           (c) At least three London Business Days in advance in the case of selection of the Euro-Rate Option or prepayment of any Euro-Rate Portion.

         Standard Notice must be provided no later than 10:00 a.m., Pittsburgh time, on the last day permitted for such notice.


                  "Subsidiary" of a Person at any time shall mean any corporation of which a majority (by number of shares or number of votes) of any class of outstanding capital stock normally entitled to vote for the election of one or more directors (regardless of any contingency which does or may suspend or dilute the voting rights of such class) is at such time owned directly or indirectly, beneficially or of record, by such Person or one or more Subsidiaries of such Person, and any trust, partnership or limited liability company of which a majority of the beneficial or equity interest is at such time owned directly or indirectly, beneficially or of record, by such Person or one or more Subsidiaries of such Person.

                  "Taxes" shall have the meaning set forth in Section 2.10 hereof.

                  "Transfer Effective Date" shall have the meaning set forth in the applicable Transfer Supplement.

                  "Transfer Supplement" shall have the meaning set forth in
         Section 9.14(c) hereof.

                  "Treasury Rate" as of any Funding Breakage Date shall mean the rate per annum determined by the applicable Lender (which determination shall be conclusive) to be the semiannual equivalent yield to maturity (expressed as a semiannual equivalent and decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) for United States Treasury securities maturing on the last day of the corresponding Funding Period and trading in the secondary market in reasonable volume (or if no such securities mature on such date, the rate determined by standard securities interpolation methods as applied to the series of securities maturing as close as possible to, but earlier than, such date, and the series of such securities maturing as close as possible to, but later than, such date).

                                  ARTICLE I

                          DEFINITIONS; CONSTRUCTION

                  1.02. Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole; "or" has the inclusive meaning represented by the phrase "and/or"; and "property" includes all properties and assets of any kind or nature, tangible or intangible, real, personal or mixed. References in this Agreement to "determination" (and similar terms) by the Agent or by any Lender include good faith estimates by the Agent or by any Lender (in the case of quantitative determinations) and good faith beliefs by the Agent or by any Lender (in the case of qualitative determinations). The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. References herein to "out-of-pocket expenses" of a Person (and similar terms) include, but are not limited to, the reasonable fees of in-house counsel and other in-house professionals of such Person to the extent that such fees are routinely identified and specifically charged under such Person's normal cost accounting system. The section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified.

                  1.03.  Accounting Principles.

                  (a) As used herein, "GAAP" shall mean generally accepted accounting principles in the United States, applied on a basis consistent with the principles used in preparing the

Guarantor's financial statements as of April 30, 1996 and the fiscal year then ended, as referred to in Section 3.06 hereof.

                  (b) Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters shall be made, and all financial statements to be delivered pursuant to this Agreement shall be prepared, in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

                  (c) If and to the extent that the financial statements generally prepared by any Loan Party apply accounting principles other than GAAP, all financial statements referred to in this Agreement or any other Loan Document shall be delivered in duplicate, one set based on the accounting principles then generally applied by such Loan Party and one set based on GAAP. To the extent this Agreement or such other Loan Document requires financial statements to be accompanied by an opinion of independent accountants, each set of financial statements shall be accompanied by such an opinion.

                                  ARTICLE II

                                 THE CREDITS

                  2.01.  The Loans.

                  (a) Loan Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender, severally and not jointly, agrees (such agreement being herein called such Lender's "Commitment") to make loans to the Borrower (the "Loans") at any time or from time to time on or after the Closing Date and to but not including the Maturity Date. A Lender shall have no obligation to make any Loan to the extent, after giving effect to such Loan, that the aggregate principal amount of such Lender's Loans at any time outstanding would exceed such Lender's Committed Amount at such time. Each Lender's "Committed Amount" at any time shall be equal to the amount set forth as its "Initial Committed Amount" below its name on the signature pages hereof, as such amount may have been reduced under Section 2.02 hereof at such time, and subject to transfer to another Lender as provided in
Section 9.14 hereof. The aggregate principal amount of all the Lenders' Committed Amounts shall not at any time exceed $1,250,000,000.


                  (b) Nature of Credit. Within the limits of time and amount set forth in this Section 2.01, and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow
Loans hereunder.

                  (c) Notes. The obligation of the Borrower to repay the unpaid principal amount of the Loans made to it by each Lender under this Agreement and to pay interest thereon shall be evidenced in part by revolving credit promissory notes of the Borrower, one to each Lender, dated the Closing Date (the "Notes") and in substantially the form attached hereto as Exhibit A, with the blanks appropriately filled, payable to the order of such Lender in a face amount equal to such Lender's Initial Committed Amount.

                  (d) Maturity. To the extent not due and payable earlier, the Loans shall be due and payable on the Maturity Date.

                  2.02.  Facility Fee; Reduction of the Committed Amount.

                  (a) Facility Fee. The Borrower agrees to pay to the Agent for the account of each Lender a facility fee (the "Facility Fee") equal to 0.07% per annum (based upon a year of 360 days and actual days elapsed), for each day from and including the Closing Date to but not including the Maturity Date (or any later date that the Loans are repaid), on the amount (not less than zero) equal to such Lender's Committed Amount on such day. Such Facility Fee shall be due and payable for the preceding period for which such fee has not been paid:
(x) on each Regular Payment Date, and (y) on the Maturity Date.

                  (b) Automatic Reduction of the Unborrowed Committed Amounts. The Committed Amounts of the Lenders automatically shall be reduced to $400,000,000 on May 1, 1997. If the aggregate principal amount of Loans outstanding on such date exceeds $400,000,000, the Borrower shall on such date prepay the Loans in a principal amount at least equal to such excess, together with accrued interest thereon.

                  (c) Optional Reduction of the Committed Amounts. Commencing on the Closing Date, the Borrower may at any time or from time to time reduce Pro Rata the Committed Amounts of the Lenders, provided, however, that (a) the Borrower may not reduce the Committed Amounts pursuant to this Section 2.02(c) more frequently than twice during each calendar month, (b) the Borrower may not reduce the Committed Amounts pursuant to this Section 2.02(c) if, after giving effect thereto, the remaining aggregate Committed Amounts of the Lenders would be less than (i) $800,000,000 at any time on or before February 28, 1997 (ii) $500,000,000 at any time from and including March 1, 1997 to and including March 31, 1997 and (iii) $400,000,000 at any time from and including April 1, 1997 to and including April 30, 1997, (c) any reduction of the Committed Amounts pursuant to this Section 2.02(c) must be in an aggregate amount which is at least $25,000,000 or any integral multiple of $1,000,000 in excess thereof, and (d) in no event may the Committed Amounts be reduced to an aggregate amount which is less than the sum of the aggregate principal amount of Loans then outstanding plus the aggregate principal amount of Loans not yet made as to which notice has been given by the Borrower under Section 2.03 hereof. Reduction of the Committed Amounts pursuant to this Section 2.02(c) shall be made by providing not less than five Business Days' notice (which notice shall be irrevocable) to such effect to the Agent. After the date specified in such notice the Facility Fee shall be calculated upon the Committed Amounts as so reduced.

                  2.03 Making of Loans. Whenever the Borrower desires that the Lenders make Loans, the Borrower shall provide Standard Notice to the Agent setting forth the following information:

                  (a) The date, which shall be a Business Day, on which such proposed Loans are to be made;

                  (b) The principal amount of such proposed Loans, which shall be the sum of the principal amounts selected pursuant to clause (c) of this Section 2.03, and which shall be an amount equal to $25,000,000 or any integral multiple of $1,000,000 in excess thereof.

                  (c) The interest rate Option or Options selected in accordance with Section 2.04(a) hereof and the principal amounts selected in accordance with Section 2.04(d) hereof of the Base Rate Portion and each Funding Segment of the CD Rate Portion and the Euro-Rate Portion, as the case may be, of such proposed Loans; and

                  (d) With respect to each such Funding Segment of such proposed Loans, the Funding Period to apply to such Funding Segment, selected in accordance with Section 2.04(c) hereof.

Standard Notice having been so provided, the Agent shall promptly notify each Lender of the information contained therein and of the amount of such Lender's Loan. Unless any applicable condition specified in Article 4 hereof has not been satisfied, on the date specified in such Standard Notice each Lender shall make the proceeds of its Loan available to the Agent at the Agent's Office, no later than 12:00 o'clock Noon, Pittsburgh time, in funds immediately available at such Office. The Agent will make the funds so received available to the Borrower in funds immediately available at the Agent's Office.

                  2.04.  Interest Rates.

                  (a) Optional Bases of Borrowing. The unpaid principal amount of the Loans shall bear interest for each day until due on one or more bases selected by the Borrower from among the interest rate Options set forth below. Subject to the provisions of this Agreement the Borrower may select different Options to apply simultaneously to different Portions of the Loans and may select different Funding Segments to apply simultaneously to different parts of the CD Rate Portion or the Euro-Rate Portion of the Loans. The aggregate number of Funding Segments applicable to the CD Rate Portion and the Euro-Rate Portion of the Loans at any time shall not exceed six.

                   (i) Base Rate Option: A rate per annum (based on a year of 360 days and actual days elapsed) for each day equal to the Base Rate for such day plus the Applicable Margin for such day. The "Base Rate" for any day shall mean the greater of (A) the Prime Rate for such day or (B) 0.50% plus the Federal Funds Effective Rate for the Business Day immediately preceding the date of calculation, such interest rate to change automatically from time to time effective as of the effective date of each change in the Prime Rate or the Federal Funds Effective Rate.

                  (ii) CD Rate Option: A rate per annum (based on a year of 360 days and actual days elapsed) for each day equal to the CD Rate for such day plus the Applicable Margin for such day. "CD Rate" for any day shall mean for each Funding Segment of the CD Rate Portion corresponding to a proposed or existing CD Rate Funding Period the rate per annum determined by the Agent by adding

                           (a) the rate per annum obtained by dividing (the
                  resulting quotient to be rounded upward to the nearest 1/100 of 1%) (1) the rate of interest (which shall be the same for each day in such CD Rate Funding Period) determined in good faith by the Agent in accordance with its usual procedures (which determination shall be conclusive) to be the average of the secondary market bid rates at or about 11:00 a.m., Eastern time, on the first day of such CD Rate Funding Period by dealers of recognized standing in negotiable certificates of deposit for the purchase at face value of negotiable certificates of deposit of major money center banks for delivery on such day in amounts comparable to such

                  Funding Segment and having maturities comparable to such CD Rate Funding Period by (2) a number equal to 1.00 minus the CD Rate Reserve Percentage for such CD Rate Funding Period, plus

                           (b)  the Assessment Rate.

                  The "CD Rate" may also be expressed by the following formula:

                  [average of the secondary market    ]
                  [bid rates determined by the Agent  ]
        CD Rate = [per subsection (A)(1)              ] + Assessment Rate
                   -----------------------------------
                  [1.00 - CD Rate Reserve Percentage  ]

                  "CD Rate Reserve Percentage" for any day and for any CD Rate

         Funding Period shall mean the percentage (expressed as a decimal, rounded upward to the nearest 1/100 of 1%), as determined in good faith by the Agent (which determination shall be conclusive), which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) representing the maximum reserve requirement (including without limitation supplemental, marginal and emergency reserve requirements) for a member bank of such System in respect of nonpersonal time deposits in Dollars in the United States having a maturity comparable to such CD Rate Funding Period. The CD Rate shall be adjusted automatically as of the effective date of each change in the CD Rate Reserve Percentage. The CD Rate Option shall be calculated in accordance with the foregoing whether or not any Lender is actually required to hold such reserves in connection with its funding hereof or, if required to hold such reserves, is required to hold reserves at the "CD Rate Reserve Percentage" as herein defined.

                  "Assessment Rate" for any day shall mean the rate per annum (rounded upward to the nearest 1/100 of 1%) determined in good faith by the Agent in accordance with its usual procedures (which determination shall be conclusive) to be the maximum rate per annum payable by a depository institution insured by the Federal Deposit Insurance Corporation (or any successor) for such day as an assessment for insurance on Dollar time deposits, exclusive of any credit that is or may be allowed against such assessment on account of assessment payments made or to be made by such depository institution. The CD Rate shall be adjusted automatically as of the effective date of each change in the Assessment Rate. The CD Rate Option shall be calculated in accordance with the foregoing whether or not any Lender is actually required to pay Federal Deposit Insurance Corporation assessments or, if required to pay such assessments, is required to pay such assessments at the "Assessment Rate" as herein defined.

                  The Agent shall give prompt notice to the Borrower and to the Lenders of the CD Rate determined or adjusted in accordance with the definition of CD Rate, which determination or adjustment shall be conclusive if made in good faith.

                 (iii) Euro-Rate Option: A rate per annum (based on a year of 360 days and actual days elapsed) for each day equal to the Euro-Rate for such day plus the Applicable Margin for such day. "Euro-Rate" for any day, as used herein, shall mean for each Funding Segment of the Euro-Rate Portion corresponding to a proposed or existing Euro-Rate Funding Period the rate per annum determined by the Agent by dividing (the resulting quotient to be rounded upward to the nearest 1/100 of 1%) (A) the rate of interest (which shall be the same for each day in such Euro-Rate Funding Period) determined in good faith by the Agent in accordance with its usual procedures (which determination shall be conclusive) to be the average of the rates per annum for deposits in Dollars offered to major money center banks in the London interbank market at approximately 11:00 a.m., London time, two London Business

         Days prior to the first day of such Euro-Rate Funding Period for delivery on the first day of such Euro-Rate Funding Period in amounts comparable to such Funding Segment and having maturities comparable to such Funding Period by (B) a number equal to 1.00 minus the Euro-Rate Reserve Percentage.

                  The "Euro-Rate" may also be expressed by the following formula:

                     [average of the rates offered to major money ] [center banks in the London interbank market ]
         Euro-Rate = [determined by the Agent per subsection (A)   ]
                      ---------------------------------------------
                     [1.00 - Euro-Rate Reserve Percentage          ]

                  "Euro-Rate Reserve Percentage" for any day shall mean the percentage (expressed as a decimal, rounded upward to the nearest 1/100 of 1%), as determined in good faith by the Agent (which determination shall be conclusive), which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) representing the maximum reserve requirement (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities") of a member bank in such System. The Euro-Rate shall be adjusted automatically as of the effective date of each change in the Euro-Rate Reserve Percentage.
         The Euro-Rate Option shall be calculated in accordance with the foregoing whether or not any Lender is actually required to hold reserves in connection with its eurocurrency funding or, if required to hold such reserves, is required to hold reserves at the "Euro-Rate Reserve Percentage" as herein defined.

                  The Agent shall give prompt notice to the Borrower and to the Lenders of the Euro-Rate determined or adjusted in accordance with the definition of the Euro-Rate, which determination or adjustment shall be conclusive if made in good faith.

                  (b) Applicable Margins. The "Applicable Margin" for each interest rate Option for any day shall mean the relevant percentage set forth below:

         Interest Rate Option                     Applicable Margin
         --------------------                     -----------------
           Base Rate Option                             0.000%
           Euro-Rate Option                             0.175%
           CD-Rate Option                               0.300%

                  (c) Funding Periods. At any time when the Borrower shall select, convert to or renew the CD Rate Option or the Euro-Rate Option to apply to any part of the Loans, the Borrower shall specify one or more periods (the

"Funding Periods") during which each such Option shall apply, such Funding Periods being as set forth below:

Interest Rate Option                             Available Funding Periods
--------------------                             -------------------------
CD Rate Option                                   30, 60, or 90 days ("CD Rate
                                                 Funding Period"); and

Euro-Rate Option                                 One, two, or three months
                                                 ("Euro-Rate Funding Period");

provided, that:

                   (i) Each CD Rate Funding Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day;

                  (ii) Each Euro-Rate Funding Period shall begin on a London Business Day, and the term "month", when used in connection with a Euro-Rate Funding Period, shall be construed in accordance with prevailing practices in the interbank eurodollar market at the commencement of such Euro-Rate Funding Period, as determined in good faith by the Agent (which determination shall be conclusive); and

                 (iii) The Borrower may not select a Funding Period that would end after the Maturity Date.

                  (d) Transactional Amounts. Every selection of, conversion from, conversion to or renewal of an interest rate Option and every prepayment of any Loans shall be in a principal amount such that after giving effect thereto the aggregate principal amount of the Base Rate Portion of the Loans, or the aggregate principal amount of each Funding Segment of the CD Rate Portion or the Euro-Rate Portion of the Loans, as the case may be, shall be as set forth below:

Portion or Funding Segment                 Allowable Aggregate Principal Amounts
--------------------------                 -------------------------------------
Base Rate Portion                              Any;

Each Funding Segment                           $25,000,000 or an integral
of the CD Rate Portion                         multiple of $1,000,000 in excess
                                               thereof; and

Each Funding Segment                           $25,000,000 or an integral
of the Euro-Rate Portion                       multiple of $1,000,000 in excess
                                               thereof.

                  (e) CD Rate or Euro-Rate Unascertainable; Impracticability. If

                  (i) on any date on which a CD Rate or a Euro-Rate would otherwise be set the Agent (in case of clauses (A) or (B) below) or any

         Lender (in the case of clause (C) below) shall have determined in good faith (which determination shall be conclusive) that:

                           (a) adequate and reasonable means do not exist for
                  ascertaining such CD Rate or Euro-Rate,

                           (b) a contingency has occurred which materially and
                  adversely affects the secondary market for negotiable certificates of deposit maintained by dealers of recognized standing or the interbank eurodollar market, as the case may be, or

                           (c) the effective cost to such Lender of funding a
                  proposed Funding Segment of the CD Rate Portion or the Euro-Rate Portion from a Corresponding Source of Funds shall exceed the CD Rate or the Euro-Rate, as the case may be, applicable to such Funding Segment, or

                  (ii) at any time any Lender shall have determined in good faith (which determination shall be conclusive) that the making, maintenance or funding of any part of the CD Rate Portion or the Euro-Rate Portion has been made impracticable or unlawful by compliance by such Lender or a Notional Euro-Rate Funding Office in good faith with any Law or guideline or interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof or with any request or directive of any such Governmental Authority (whether or not having the force of law);

then, and in any such event, the Agent or such Lender, as the case may be, may notify the Borrower of such determination (and any Lender giving such notice shall notify the Agent). Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of each of the Lenders to allow the Borrower to select, convert to or renew the CD Rate Option or Euro-Rate Option, as the case may be, shall be suspended until the Agent or such Lender, as the case may be, shall have later notified the Borrower (and any Lender giving such notice shall notify the Agent) of the Agent's or such Lender's determination in good faith (which determination shall be conclusive) that the circumstances giving rise to such previous determination no longer exist.

                  If any Lender notifies the Borrower of a determination under subsection (ii) of this Section 2.04(e), the CD Rate Portion or the Euro-Rate Portion, as the case may be, of the Loans of such Lender (the "Affected Lender") shall automatically be converted to the Base Rate Option as of the date specified in such notice (and accrued interest thereon shall be due and payable on such date).

                  If at the time the Agent or a Lender makes a determination under subsection (i) or (ii) of this Section 2.04(e) the Borrower previously has notified the Agent that it wishes to select, convert to or renew the CD Rate Option or the Euro-Rate Option, as the case may be, with respect to any proposed

Loans but such Loans have not yet been made, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option instead of the CD Rate Option or the Euro-Rate Option, as the case may be, with respect to such Loans or, in the case of a determination by a Lender, such Loans of such Lender.

                  2.05.  Conversion or Renewal of Interest Rate Options.

                  (a) Conversion or Renewal. Subject to the provisions of
Section 2.09(b) hereof, the Borrower may convert any part of its Loans from any interest rate Option or Options to one or more different interest rate Options and may renew the CD Rate Option or the Euro-Rate Option as to any Funding Segment of the CD Rate Portion or the Euro-Rate Portion:

                  (i) At any time with respect to conversion from the Base Rate Option; or

                  (ii) At the expiration of any Funding Period with respect to conversions from or renewals of the CD Rate Option or the Euro-Rate Option, as the case may be, as to the Funding Segment corresponding to such expiring Funding Period.

Whenever the Borrower desires to convert or renew any interest rate Option or Options, the Borrower shall provide to the Agent Standard Notice setting forth the following information:

                  (a) The date, which shall be a Business Day, on which the proposed conversion or renewal is to be made;

                  (b) The principal amounts selected in accordance with Section 2.04(d) hereof of the Base Rate Portion and each Funding Segment of the CD Rate Portion and the Euro-Rate Portion, as the case may be, to be converted from or renewed;

                  (c) The interest rate Option or Options selected in accordance with Section 2.04(a) hereof and the principal amounts selected in accordance with Section 2.04(d) hereof of the Base Rate Portion and each Funding Segment of the CD Rate Portion and the Euro-Rate Portion, as the case may be, to be converted to; and

                  (d) With respect to each Funding Segment to be converted to or renewed, the Funding Period selected in accordance with Section 2.04(c) hereof to apply to such Funding Segment.

Standard Notice having been so provided, after the date specified in such Standard Notice, interest shall be calculated upon the principal amount of the Loans as so converted or renewed. Interest on the principal amount of any part of the Loans converted or renewed (automatically or otherwise) shall be due and payable on the conversion or renewal date.

                  (b) Failure to Convert or Renew. Absent due notice from the Borrower of conversion or renewal in the circumstances described in Section 2.05(a)(ii) hereof, any part of the CD Rate Portion or Euro-Rate Portion for which such notice is not received shall be converted automatically to the Base Rate Option on the last day of the expiring Funding Period.

                  2.06. Optional Prepayments. The Borrower shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty (subject, however, to Section 2.09(b) hereof):

                  (a) At any time with respect to any part of the Base Rate Portion; or

                  (b) At the expiration of any Funding Period with respect to prepayment of the CD Rate Portion or the Euro-Rate Portion, as the case may be, with respect to any part of the Funding Segment corresponding to such expiring Funding Period.

Whenever the Borrower desires to prepay any part of its Loans, it shall provide Standard Notice to the Agent setting forth the following information:

                  (i) The date, which shall be a Business Day, on which the proposed prepayment is to be made;

                  (ii) The total principal amount of such prepayment, which shall be the sum of the principal amounts selected pursuant to clause
         (iii) of this Section 2.06; and

                  (iii) The principal amounts selected in accordance with
         Section 2.04(d) hereof of the Base Rate Portion and each part of each Funding Segment of the CD Rate Portion and the Euro-Rate Portion, as the case may be, to be prepaid.

Standard Notice having been so provided, on the date specified in such Standard Notice, the principal amounts of the Base Rate Portion and each part of the CD Rate Portion and the Euro-Rate Portion specified in such notice, together with interest on each such principal amount to such date, shall be due and payable.

                  2.07. Interest Payment Dates. Interest on the Loans shall be due and payable on each Regular Payment Date and on the Maturity Date. Interest on each Funding Segment of the CD Rate

Portion shall also be due and payable on the last day of the corresponding CD Rate Funding Period, and interest on each Funding Segment of the Euro-Rate Portion shall also be due and payable on the last day of the corresponding Euro-Rate Funding Period. After maturity of any part of the Loans (by acceleration or otherwise), interest on such part of the Loans shall be due and payable on demand.

                  2.08. Pro Rata Treatment; Payments Generally; Interest on Overdue Amounts.

                  (a) Pro Rata Treatment. Each borrowing and conversion and renewal of interest rate Options hereunder shall be made, and all payments made in respect of principal, interest, and Facility Fees due from the Borrower hereunder or under the Notes shall be applied, Pro Rata from and to each Lender, except for payments of interest involving an Affected Lender as provided in
Section 2.04(e) hereof and payments to a Lender subject to a withholding deduction under Section 2.10(c) hereof. The failure of any Lender to make a Loan shall not relieve any other Lender of its obligation to lend hereunder, but neither the Agent nor any Lender shall be responsible for the failure of any other Lender to make a Loan.

                  (b) Payments Generally. All payments and prepayments to be made by the Borrower in respect of principal, interest, fees, indemnity, expenses or other amounts due from the Borrower hereunder or under any Loan Document shall be payable in Dollars at 12:00 o'clock Noon, Pittsburgh time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue, without setoff, counterclaim, withholding or other deduction, reduction or diminution of any kind or nature, except for payments to a Lender subject to a withholding deduction under Section 2.10(c) hereof. Except for payments under Sections 2.09 and 9.06 hereof, such payments shall be made to the Agent at its Office in Dollars in funds immediately available at such Office, and payments under Sections 2.09 and 9.06 hereof shall be made to the applicable Lender at such domestic account as it shall specify to the Borrower from time to time in funds immediately available at such account. Any payment or prepayment received by the Agent or such Lender after 12:00 o'clock Noon, Pittsburgh time, on any day shall be deemed to have been received on the next succeeding Business Day. The Agent shall distribute to the Lenders all such payments received by it from the Borrower as promptly as practicable after receipt by the Agent.

                  (c) Interest on Overdue Amounts. To the extent permitted by Law, after there shall have become due (by acceleration or otherwise) principal, interest, fees, indemnity, expenses or any other amounts due from the Borrower hereunder or under any other Loan Document, such amounts shall bear interest for each day until paid (before and after judgment), payable on demand, at a rate per annum (in each case based on a year of 360 days and actual days elapsed) which for each day shall be equal to the following:

                  (i) In the case of any part of the CD Rate Portion or Euro-Rate Portion of any Loans, (A) until the end of the applicable then-current Funding Period at a rate per annum 2.000% above the rate otherwise applicable to such part, and (B) thereafter in accordance with the following clause (ii); and


                  (ii) In the case of any other amount due from the Borrower hereunder or under any Loan Document, 2.000% above the then-current Base Rate Option.

To the extent permitted by Law, interest accrued on any amount which has become due hereunder or under any Loan Document shall compound on a day-by-day basis, and hence shall be added daily to the overdue amount to which such interest relates.

                  2.09.  Additional Compensation in Certain Circumstances.

                  (a) Increased Costs or Reduced Return Resulting From Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc. If any Law or guideline or interpretation or application thereof by any Governmental Authority charged with the interpretation or administration thereof or compliance with any request or directive of any Governmental Authority (whether or not having the force of Law) now existing or hereafter adopted:

                  (i) subjects any Lender or any Notional Euro-Rate Funding Office to any tax or changes the basis of taxation with respect to this Agreement, the Notes, the Loans or payments by the Borrower of principal, interest, Facility Fees or other amounts due from the Borrower hereunder or under the Notes (except for taxes on the overall net income or overall gross receipts of such Lender or such Notional Euro-Rate Funding Office imposed by the jurisdictions (federal, state and local) in which the Lender's principal office or Notional Euro-Rate Funding Office is located),

                  (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, such Lender or any Notional Euro-Rate Funding Office (other than requirements expressly included herein in the determination of the CD Rate or the Euro-Rate, as the case may be, hereunder),

                 (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or credits or commitments to extend credit extended by, any Lender or any Notional Euro-Rate Funding Office, or (B) otherwise applicable to the obligations of any Lender or any Notional Euro-Rate Funding Office under this Agreement, or

                  (iv) imposes upon any Lender or any Notional Euro-Rate Funding Office any other condition or expense with respect to this Agreement, the Notes or its making, maintenance or funding of any Loan, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Lender, any Notional Euro-Rate Funding Office or, in the case of clause (iii) hereof, any Person controlling a Lender, with respect to this Agreement, the Notes or the making, maintenance or funding of any Loan (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on such Lender's or such controlling Person's capital, taking into consideration such Lender's or such controlling Person's policies with respect to capital adequacy) by an amount which such Lender in good faith deems to be material (such Lender being deemed for this purpose to have made, maintained or funded each Funding Segment of the CD Rate Portion and the Euro-Rate Portion from a Corresponding Source of Funds), such Lender may from time to time notify the Borrower of the amount determined in good faith (using any averaging and attribution methods) by such Lender (which determination shall be conclusive) to be necessary to compensate such Lender or such Notional Euro-Rate Funding Office for such increase, reduction or imposition. In making any such determination, such Lender may take into account any special, supplemental or other nonrecurring items, may apply any averaging or attribution methods, and may make such determination prospectively or retrospectively. Such amount shall be due and payable by the Borrower to such Lender five Business Days after such notice is given, together with an amount equal to interest on such amount from the date two Business Days after the date demanded until such due date at the Base Rate Option.

                  (b) Funding Breakage. In addition to all other amounts payable hereunder, if and to the extent for any reason any part of any Funding Segment of any CD Rate Portion or Euro-Rate Portion of the Loans becomes due (by acceleration or otherwise), or is paid, prepaid or converted to another interest rate Option (whether or not such payment, prepayment or conversion is mandatory or automatic and whether or not such payment or prepayment is then due), on a day other than the last day of the corresponding Funding Period (the date such amount so becomes due, or is so paid, prepaid or converted, being referred to as the "Funding Breakage Date"), the Borrower shall pay each Lender an amount ("Funding Breakage Indemnity") determined by such Lender as follows:

                  (i) first, the Lender shall calculate the following amount:
         (A) the principal amount of such Funding Segment of the Loans owing to such Lender which so became due, or which was so paid, prepaid or converted, times (B) the greater of (x) zero or (y) the rate of interest applicable to such principal amount on the Funding Breakage Date minus the Treasury Rate as of the Funding Breakage Date, times (C) the number of days from and including the Funding Breakage Date to but not including the last day of such Funding Period, times (D) 1/360;

                  (ii) then, the Funding Breakage Indemnity to be paid by the Borrower to such Lender shall be the amount equal to the present value as of the Funding Breakage Date (discounted from the last day of such corresponding Funding Period at the Treasury Rate as of such Funding Breakage Date, and calculated on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) of the amount described in the preceding clause (i) (which amount described in the preceding clause (i) is assumed for purposes of such present value calculation to be payable on the last day of the corresponding Funding Period).

Such Funding Breakage Indemnity shall be due and payable on demand, and each Lender shall, upon making such demand, notify the Agent of the amount so demanded. In addition, the Borrower shall, on the due date for payment of any Funding Breakage Indemnity, pay to such Lender an additional amount equal to interest on such Funding Breakage Indemnity for each day from the Funding Breakage Date to but not including such due date at the Base Rate Option (calculated on the basis of a year of 360 days and actual days elapsed). The amount payable to each Lender under this Section 2.09(b) shall be determined in good faith by such Lender, and such determination shall be conclusive.

                  2.10.  Taxes.

                  (a) Payments Net of Taxes. All payments made by the Borrower under this Agreement or any other Loan Document shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all liabilities with respect thereto, excluding

                  (i) in the case of the Agent and each Lender, income or franchise taxes imposed on the Agent or such Lender by the jurisdiction under the laws of which the Agent or such Lender is organized or any political subdivision or taxing authority thereof or therein or as a result of a connection between the Agent or such Lender and any jurisdiction other than a connection resulting solely from this Agreement and the transactions contemplated hereby, and

                  (ii) in the case of each Lender, income or franchise taxes imposed by any jurisdiction in which such Lender's lending offices which make or book Loans are located or any political subdivision or taxing authority thereof or therein

(all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld or deducted from any amounts payable to the Agent or any Lender under this Agreement or any other Loan Document, the Borrower shall pay the relevant amount of such Taxes and the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Loan Documents. Whenever any Taxes are paid by the Borrower with respect to payments made in connection with this Agreement or any other Loan Document, as promptly as possible thereafter, the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof.

                  (b) Indemnity. The Borrower hereby indemnifies the Agent and each of the Lenders for the full amount of all Taxes attributable to payments by or on behalf of the Borrower hereunder or under any of the other Loan Documents, any Taxes paid by the Agent or any such Lender, and any present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any Taxes (including any incremental Taxes, interest or penalties that may become payable by the Agent or such Lender as a result of any failure to pay such

Taxes), whether or not such Taxes were correctly or legally asserted. Such indemnification shall be made within 15 days from the date such Lender or the Agent, as the case may be, makes written demand therefor.

                  (c) Withholding and Backup Withholding. Each Lender that is incorporated or organized under the laws of any jurisdiction other than the United States or any State thereof agrees that, on or prior to the date it becomes a party to this Agreement or any other Loan Document, it will furnish to the Borrower and the Agent

                  (i) two valid, duly completed copies of United States Internal Revenue Service Form 4224 or United States Internal Revenue Form 1001 or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes and

                  (ii) a valid, duly completed Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax.

Each Lender which so delivers to the Borrower and the Agent a Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms agrees to deliver to the Borrower and the Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding tax, or after the occurrence of any event requiring a change in the most recent form previously delivered by it, and such extensions or renewals thereof as may reasonably be requested by the Borrower and the Agent, certifying in the case of a Form 1001 or Form 4224 that such Lender is entitled to receive payments under this Agreement or any other Loan Document without deduction or withholding of any United States federal income taxes, unless in any such cases an event (including any changes in Law) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such letter or form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or

W-9, establishing an exemption from United States backup withholding tax.

                  2.11.  Funding by Branch, Subsidiary or Affiliate.

                  (a) Notional Funding. Each Lender shall have the right from time to time, prospectively or retrospectively, without notice to the Borrower, to deem any branch, subsidiary or affiliate of such Lender to have made, maintained or funded any part of the Euro-Rate Portion at any time. Any branch, subsidiary or affiliate so deemed shall be known as a "Notional Euro-Rate Funding Office." Such Lender shall deem any part of the Euro-Rate Portion of the Loans or the funding therefor to have been transferred to a different Notional Euro-Rate Funding Office if such transfer would avoid or cure an event or condition described in Section 2.04(e)(ii) hereof or would lessen compensation payable by the Borrower under Section 2.09(a) hereof, and if such Lender determines in its sole discretion that such transfer would be practicable and would not have a material adverse effect on such part of the Loans, such Lender or any Notional Euro-Rate Funding Office (it being assumed for purposes of such determination that each part of the Euro-Rate Portion is actually made or maintained by or funded through the corresponding Notional Euro-Rate Funding Office). Notional Euro-Rate Funding Offices may be selected by such Lender without regard to the Lender's actual methods of making, maintaining or funding Loans or any sources of funding actually used by or available to such Lender.

                  (b) Actual Funding. Each Lender shall have the right from time to time to make or maintain any part of the Euro-Rate Portion by arranging for a branch, subsidiary or affiliate of such Lender to make or maintain such part of the Euro-Rate Portion. Such Lender shall have the right to (i) hold any applicable Note payable to its order for the benefit and account of such branch, subsidiary or affiliate or (ii) request the Borrower to issue one or more revolving credit promissory notes in the principal amount of such Euro-Rate Portion, in substantially the form attached hereto as Exhibit A, with the blanks appropriately filled, payable to such branch, subsidiary or affiliate and with appropriate changes reflecting that the holder thereof is not obligated to make any additional Loans to the Borrower. The Borrower agrees to comply promptly with any request under subsection (ii) of this Section 2.11(b). If any Lender causes a branch, subsidiary or affiliate to make or maintain any part of the Euro-Rate Portion hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Euro-Rate Portion and to any note payable to the order of such branch, subsidiary or affiliate to the same extent as if such part of the Euro-Rate Portion were made or maintained and such note were a Note payable to such Lender's order.

                  2.12. Extensions of Maturity Date. The Borrower may, at its option, give the Agent written notice (an "Extension Request") not more than 90 days, nor less than 60 days, prior to the then effective Maturity Date, of the

Borrower's desire to extend the then effective Maturity Date to a date which is not later than 364 days after the "Reset Date". The "Reset Date" means the date which is 30 days prior to the then effective Maturity Date. The Agent shall promptly inform the Lenders of such Extension Request. Each Lender that agrees with such Extension Request shall deliver to the Agent its express written consent thereto no later than the Reset Date. No extension shall become effective unless agreed to by the Required Lenders on or prior to the Reset Date. If all Lenders have not in writing expressly consented to any such Extension Request by the Reset Date, then the Agent shall so notify the Borrower and the Borrower, at its option, may, as of the then effective Maturity Date,
(i) replace any Lender which has not agreed to such Extension Request (a "Nonextending Lender") with another commercial lending institution reasonably satisfactory to the Agent (a "Replacement Lender") by giving notice of the name of such Replacement Lender to the Agent not later than five Business Days prior to the then effective Maturity Date or (ii) pay the Loans of such Nonextending Lender. Upon notice from the Agent, such Nonextending Lender shall, as of the then effective Maturity Date, assign all of its interests hereunder to such Replacement Lender in accordance with the provisions of Section 9.14 hereof. If the Required Lenders shall have consented to such Extension Request, then, on the then effective Maturity Date, after payment by the Borrower (or, if applicable, by a Replacement Lender) of all amounts payable hereunder to each Nonextending Lender, the Maturity Date shall be deemed to have been extended to, and shall be, the date specified in such Extension Notice. The Agent shall promptly after any such extension advise the Lenders of any decrease in the aggregate Committed Amounts of the Lenders and of the respective Commitment Percentages of all Lenders. Each Lender may agree or not agree to any such Extension Request in its sole and absolute discretion and any Lender not agreeing (or not responding) to an Extension Request shall not be deemed to have extended the Maturity Date regardless of whether a Replacement Lender is obtained.

                  2.13 Replacement Lenders. If a Lender (i) shall have requested compensation or indemnification under Section 2.09(a) hereof, Section 2.10(b) hereof or the penultimate sentence of Section 2.10(a) hereof or (ii) shall have notified the Borrower or the Agent of a determination under Section 2.04(e)(i)(C) or

2.04(e)(ii) hereof, the Borrower may, at its option, require that such Lender be replaced with another commercial lending institution reasonably satisfactory to the Agent (a "Designated Replacement Lender") by giving notice of the name of such Designated Replacement Lender to the Agent and such Lender. Upon receipt of such notice, such Lender shall assign all of its interests hereunder to such Designated Replacement Lender in accordance with the provisions of Section 9.14 hereof, upon payment to such Lender of all principal, interest, fees and other amounts payable to such Lender hereunder.

                                 ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

                  The Borrower hereby represents and warrants to the Agent and each Lender as follows:

                  3.01. Corporate Status. Each Loan Party and each Subsidiary of each Loan Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Loan Party and each Subsidiary of each Loan Party has corporate power and authority to own its property and to transact the business in which it is engaged or presently proposes to engage. Each Loan Party and each Subsidiary of each Loan Party is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the ownership of its properties or the nature of its activities or both makes such qualification necessary or advisable, except for matters that, individually or in the aggregate, could not have a Material Adverse Effect.

                  3.02. Corporate Power and Authorization. Each Loan Party and each Subsidiary of each Loan Party has corporate power and authority to execute, deliver, perform, and take all actions contemplated by, each Loan Document to which it is a party, and all such action has been duly and validly authorized by all necessary corporate proceedings on its part. Without limitation of the foregoing, the Borrower has the corporate power and authority to borrow pursuant to the Loan Documents to the fullest extent permitted hereby and thereby from time to time, and has taken all necessary corporate action to authorize such borrowings.

                  3.03. Execution and Binding Effect. This Agreement and each other Loan Document to which any Loan Party or any Subsidiary of any Loan Party is a party and which is required to be delivered on or before the Closing Date pursuant to Section 4.01 hereof has been duly and validly executed and delivered by each Loan Party or any Subsidiary of such Loan Party which is a party hereto or thereto, as the case may be. This Agreement and each such other Loan Document constitute, and each other Loan Document when executed and delivered by the applicable Loan Party or Subsidiary of such Loan Party will constitute, the legal, valid and binding obligation of each Loan Party or each Subsidiary of such Loan Party which is a party hereto or thereto, as the case may be, enforceable against such Loan Party or such Subsidiary in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

                  3.04. Governmental Approvals and Filings. No approval, order, consent, authorization, certificate, license, permit or validation of, or exemption or other action by, or filing, recording or registration with, or notice to, any Governmental Authority (collectively, "Governmental Action") is or will be necessary or advisable in connection with execution and delivery of any Loan Document by any Loan Party or any Subsidiary of any Loan Party, consummation by any Loan Party or any Subsidiary of any Loan Party of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof by any Loan Party or any Subsidiary of any Loan Party or to ensure the legality, validity, binding effect, enforceability or admissibility in evidence hereof or thereof.

                  3.05. Absence of Conflicts. Neither the execution and delivery of any Loan Document or any agreement with respect to the RAL Program Documents by any Loan Party or any Subsidiary of any Loan Party, nor consummation by any Loan Party or any Subsidiary of any Loan Party of the transactions herein or therein or in the RAL Program Documents contemplated, nor performance of or compliance with the terms and conditions hereof or thereof by any Loan Party or any Subsidiary of any Loan Party, does or will

                  (a) violate or conflict with any Law, or

                  (b) violate, conflict with or result in a breach of any term or condition of, or constitute a default under, or result in (or give rise to any right, contingent or otherwise, of any Person to cause) any termination, cancellation, prepayment or acceleration of performance of, or result in the creation or imposition of (or give rise to any obligation, contingent or otherwise, to create or impose) any Lien upon any property of any Loan Party or any Subsidiary of any Loan Party (except for any Lien in favor of the Agent for the benefit of the Lenders and the Agent securing the Obligations) pursuant to, or otherwise result in (or give rise to any right, contingent or otherwise, of any Person to cause) any change in any right, power, privilege, duty or obligation of any Loan Party or any Subsidiary of any Loan Party under or in connection with,

                           (i) the articles of incorporation or by-laws (or other constituent documents) of any Loan Party or any Subsidiary of any Loan Party,

                           (ii) any agreement or instrument creating, evidencing, securing or guaranteeing any Indebtedness to which any Loan Party or any Subsidiary of any Loan Party is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound, or

                           (iii) any other agreement or instrument or arrangement to which any Loan Party or any Subsidiary of any Loan Party is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound, except, in the case of this clause (b)(iii), for matters that, individually or in the aggregate, could not have a Material Adverse Effect.

                  3.06. Audited Financial Statements. The Borrower has heretofore furnished to the Agent and each Lender consolidated balance sheets of the Guarantor and its consolidated Subsidiaries as of April 30, 1996 and 1995 and the related consolidated statements of income, cash flows and changes in stockholders' equity for the fiscal years then ended, as examined and reported on by Deloitte & Touche, independent certified public accountants for the Guarantor, who delivered an unqualified opinion in respect thereof. Such financial statements (including the notes thereto) present fairly the financial condition of the Guarantor and its consolidated Subsidiaries as of the end of each such fiscal year and the results of their operations and their cash flows for the fiscal years then ended, all in conformity with GAAP.

                  3.07. Interim Financial Statements. The Borrower has heretofore furnished to the Agent and each Lender interim consolidated balance sheets of the Guarantor and its consolidated Subsidiaries as of the end of each of the first two fiscal quarters of the fiscal year beginning May 1, 1996 together with the related consolidated statements of income, cash flows and changes in stockholders' equity for the applicable fiscal periods ending on each such date. Such financial statements (including the notes thereto) present fairly the financial condition of the Guarantor and its consolidated Subsidiaries as of the end of each such fiscal quarter and the results of their operations and their cash flows for the fiscal periods then ended, all in conformity with GAAP, subject to normal and recurring year-end audit adjustments.

                  3.08. Absence of Undisclosed Liabilities. Neither any Loan Party nor any Subsidiary of any Loan Party has any liability or obligation of any nature whatever (whether absolute, accrued, contingent or otherwise, whether or not due), forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments, except (a) as disclosed in the financial statements referred to in Sections 3.06 and 3.07 hereof, and (b) matters that, individually or in the aggregate, could not have a Material Adverse Effect.

                  3.09. Absence of Material Adverse Changes. Since April 30, 1996 to and including the Closing Date, there has been no material adverse change in the business, operations, condition (financial or otherwise), or prospects of the Guarantor and its Subsidiaries taken as a whole, except as otherwise publicly disclosed before the Closing Date.

                  3.10. Accurate and Complete Disclosure. All information heretofore, contemporaneously or hereafter provided (orally or in writing) by or on behalf of any Loan Party or any Subsidiary of any Loan Party to the Agent or any Lender pursuant to or in connection with any Loan Document or any transaction contemplated hereby or thereby is or will be (as the case may be) true and accurate in all material respects on the date as of which such information is dated (or, if not dated, when received by the Agent or such Lender, as the case may be) and does not or will not (as the case may be) omit to state any material fact necessary to make such information not misleading at such time in light of the circumstances in which it was provided. Each Loan Party and each Subsidiary of each Loan Party has disclosed to the Agent and each Lender in writing every fact or circumstance known to such Loan Party or to such Subsidiary which has, or which could have, a Material Adverse Effect.


                  3.11. Solvency. On and as of the Closing Date, and on the date of each Loan and after giving effect to application of the proceeds thereof in accordance with the terms of the Loan Documents, each Loan Party is and will be Solvent.

                  3.12. Margin Regulations. No part of the proceeds of any Loan hereunder will be used for the purpose of buying or carrying any "margin stock," as such term is used in Regulations G and U of the Board of Governors of the Federal Reserve System, as amended from time to time, or to extend credit to others for the purpose of buying or carrying any "margin stock". Neither any Loan Party nor any Subsidiary of any Loan Party is engaged in the business of extending credit to others for the purpose of buying or carrying "margin stock". Neither the making of any Loan nor any use of proceeds of any such Loan will violate or conflict with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, as amended from time to time.

                  3.13. Subsidiaries. Schedule 3.13 hereof states as of the Closing Date the name of each Subsidiary of each Loan Party (other than partnership or limited liability company Subsidiaries set forth in Schedule 3.14) and the percentage of outstanding shares of each class of capital stock of such Subsidiary owned by each Loan Party and by each other Subsidiary. The outstanding shares of each Subsidiary of each Loan Party have been duly authorized and validly issued and are fully paid and nonassessable. Each Loan Party and each Subsidiary of each Loan Party owns beneficially and of record and has good title to all of the shares it is listed as owning in such Schedule 3.13, free and clear of any Lien. There are no options, warrants, calls, subscriptions, conversion rights, exchange rights, preemptive rights or other rights, agreements or arrangements (contingent or otherwise) which may in any circumstances now or hereafter obligate any Subsidiary to issue any shares of its capital stock.

                  3.14. Partnerships, Etc. As of the Closing Date, neither any Loan Party nor any Subsidiary of any Loan Party is a partner (general or limited) of any partnership, is a party to any joint venture or owns (beneficially or of record) any equity or similar interest in any Person (including but not limited to any interest pursuant to which such Loan Party or Subsidiary has or may in any circumstance have an obligation to make capital contributions to, or be generally liable for or on account of the liabilities, acts or omissions of such other Person), except as set forth in Schedule 3.14 or
Schedule 3.13 attached hereto.

                  3.15. Litigation. There is no pending or threatened action, suit, proceeding or investigation by or before any Governmental Authority against or affecting any Loan Party or any Subsidiary of any Loan Party, except for matters that, if adversely decided, individually or in the aggregate, could not have a Material Adverse Effect.

                  3.16.  Absence of Events of Default.  No event has occurred and is continuing and no condition exists which constitutes an Event of Default or Potential Default.

                  3.17. Absence of Other Conflicts. Neither any Loan Party nor any Subsidiary of any Loan Party is in violation of or conflict with, or is subject to any contingent liability on account of any violation of or conflict with:

                  (a) any Law,

                  (b) its articles of incorporation or by-laws (or other constituent documents), or

                  (c) any agreement or instrument or arrangement to which it is party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound,

except for matters that, individually or in the aggregate, could not have a Material Adverse Effect.

                  3.18. Insurance. Each Loan Party and each Subsidiary of each Loan Party maintains with financially sound and reputable insurers insurance with respect to its properties and business and against at least such liabilities, casualties and contingencies and in at least such types and amounts as is customary in the case of corporations engaged in the same or a similar business or having similar properties similarly situated.

                  3.19. Title to Property. Each Loan Party and each Subsidiary of each Loan Party has good and marketable title in fee simple to all real property owned or purported to be owned by it and good title to all other property of whatever nature owned or purported to be owned by it, including but not limited to all property reflected in the most recent audited balance sheet referred to in Section 3.06 hereof or submitted pursuant to Section 5.01(a) hereof, as the case may be (except as sold or otherwise disposed of in the ordinary course of business after the date of such balance sheet and except for such defects in title that, individually or in the aggregate, could not have a Material Adverse Effect).

                  3.20. Intellectual Property. Each Loan Party and each Subsidiary of each Loan Party owns, or is licensed or otherwise has the right to use, all the patents, trademarks, service marks, names (trade, service, fictitious or otherwise), copyrights, technology (including but not limited to computer programs and software), processes, data bases and other rights, free from burdensome restrictions, necessary to own and operate its properties and to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights of others, except for matters that, individually or in the aggregate, could not have a Material Adverse Effect.

                  3.21. Taxes. All tax and information returns required to be filed by or on behalf of any Loan Party or any Subsidiary of any Loan Party have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges upon any Loan Party or any Subsidiary of any Loan Party or upon any of their respective properties, incomes, sales or franchises which are due and payable have been paid, other than those not yet delinquent and payable without premium or penalty, and except for those being diligently contested in good faith by appropriate proceedings, and in each case adequate reserves and provisions for taxes have been made on the books of each Loan Party and each Subsidiary of each Loan Party. The reserves and provisions for taxes on the books of each Loan Party and each Subsidiary of each Loan Party are adequate for all open years and for its current fiscal period. Neither any Loan Party nor any Subsidiary of any Loan Party knows of any proposed additional assessment or basis for any material assessment for additional taxes (whether or not reserved against).

                  3.22. Employee Benefits. A copy of the most recent Annual Report (5500 Series Form) including all attachments thereto as filed with the Internal Revenue Service for each Plan has been provided to the Agent and to each Lender and fairly presents the funding status of each Plan. There has been no material deterioration in any Plan's funding status since the date of such Annual Report. Schedule 3.22 hereof sets forth as of the date hereof a list of all Plans and Multiemployer Plans, and all information available to the Borrower with respect to the direct, indirect or potential withdrawal liability to any Multiemployer Plan of any Loan Party or any Controlled Group Member. Except as set forth in Schedule 3.22 hereof, no Loan Party and no Subsidiary of any Loan Party has any liability (contingent or otherwise) for or in connection with, and none of their respective properties is subject to a Lien in connection with, any Pension-Related Event. No Loan Party and no Subsidiary of any Loan Party has any liability (contingent or otherwise) for or in connection with, any Postretirement Benefits.

                  3.23.  Environmental Matters.

                  (a) Each Loan Party and each Subsidiary of each Loan Party and each of their respective Environmental Affiliates is and has been in full compliance with all applicable Environmental Laws, except for matters which, individually or in the aggregate, could not have a Material Adverse Effect. There are no circumstances that may prevent or interfere with such full compliance in the future.

                  (b) Each Loan Party and each Subsidiary of each Loan Party and their respective Environmental Affiliates have all Environmental Approvals necessary or desirable for the ownership and operation of their respective properties, facilities and businesses as presently owned and operated and as presently proposed to be owned and operated, except for matters which, individually or in the aggregate, could not have a Material Adverse Effect.


                  (c) There is no Environmental Claim pending or threatened, and there are no past or present acts, omissions, events or circumstances (including but not limited to any dumping, leaching, deposit, removal, abandonment, escape, emission, discharge or release of any Environmental Concern Material at, on or under any facility or property now or previously owned, operated or leased by any Loan Party or any Subsidiary of any Loan Party or any of their respective Environmental Affiliates) that could form the basis of any Environmental Claim, against any Loan Party or any Subsidiary of any Loan Party or any of their respective Environmental Affiliates, except for matters which, if adversely decided, individually or in the aggregate, could not have a Material Adverse Effect.

                  (d) No facility or property now or previously owned, operated or leased by any Loan Party or Subsidiary of any Loan Party or any of their respective Environmental Affiliates is an Environmental Cleanup Site. Neither any Loan Party nor any Subsidiary of any Loan Party nor any of their respective Environmental Affiliates has directly transported or directly arranged for the transportation of any Environmental Concern Materials to any Environmental Cleanup Site. No Lien exists, and no condition exists which could result in the filing of a Lien, against any property of any Loan Party or any Subsidiary of any Loan Party or any of their respective Environmental Affiliates, under any Environmental Law.

                  3.24. Regulatory Restrictions. Neither any Loan Party nor any Subsidiary of any Loan Party is (a) an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, (b) a "holding company" or a "subsidiary Company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, (c) subject to regulation under the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, as amended, or (d) subject to any other Law which purports to restrict or regulate its ability to borrow money or obtain credit.

                  3.25. RAL Program Documents. Each of the RAL Program Documents is in full force and effect; none of the respective parties thereto is in breach of or default under any of the terms, conditions or provisions thereof; and no event or condition has occurred or exists which would give rise to any right on the part of any party to terminate any or all of the obligations or liabilities of such party under any of the RAL Program Documents. The Borrower has furnished to the Agent true, correct and complete copies of each of the RAL Program Documents.

                                  ARTICLE IV

                            CONDITIONS OF LENDING

                  4.01.  Conditions to Effectiveness.  This Agreement shall be and become effective on such date (herein referred to as the "Closing Date") when, and only when, the following conditions precedent have all been satisfied:

                  (a) Agreement; Notes. The Agent shall have received an executed counterpart of this Agreement for each Lender, duly executed by the Borrower, and executed Notes conforming to the requirements hereof, duly executed on behalf of the Borrower;

                  (b) Guaranty. The Agent shall have received from the Guarantor, with a copy for each Lender, a Guaranty and Suretyship Agreement substantially in the form of Exhibit B hereto (as amended, modified or supplemented from time to time, the "Guaranty"), duly executed on behalf of the Guarantor.

                  (c) Corporate Proceedings. The Agent shall have received, with a counterpart for each Lender, certificates by the Secretary or Assistant Secretary of each Loan Party dated as of the Closing Date, in a form satisfactory to the Agent, as to (i) true copies of the articles of incorporation and by-laws (or other constituent documents) of each Loan Party in effect on such date, (ii) true copies of all corporate action taken by each Loan Party relative to this Agreement and the other Loan Documents and (iii) the incumbency and signature of the respective officers of each Loan Party executing this Agreement and the other Loan Documents to which such Loan Party is a party, together with satisfactory evidence of the incumbency of such Secretary or Assistant

         Secretary. The Agent shall have received, with a copy for each Lender, certificates from the appropriate Secretaries of State or other applicable Governmental Authorities dated not more than 45 days before the Closing Date showing the good standing of each Loan Party in its state of incorporation.

                  (d) Legal Opinion of Counsel to the Loan Parties. The Agent shall have received, with an executed counterpart for each Lender, an opinion addressed to the Agent, dated the Closing Date, of Bryan Cave L.L.P., counsel to each of the Loan Parties, in substantially the form attached hereto as Exhibit C and which shall be satisfactory to the Agent; the Loan Parties hereby expressly instruct such counsel to prepare such opinion, and the executed counterparts, and to deliver such opinion and counterparts to the Agent.

                  (e) Officers' Certificates. The Agent shall have received, with an executed counterpart for each Lender, certificates from such officers of each Loan Party, in a form satisfactory to the Agent, as to such matters as the Agent or any Lender may request.

                  (f) Fees, Expenses, etc. All fees, expenses and other compensation required to be paid to the Agent or the Lenders pursuant hereto or pursuant to any other written agreement on or prior to the Closing Date shall have been paid or received.


                  (g) Termination of Prior Facility. Borrower shall have terminated all prior credit agreements or other agreements or facilities for the extension of credit or lending of money with Mellon and paid any and all amounts due thereunder. The Agent shall have received, with a copy for each Lender, such written proof, satisfactory to the Agent, that Borrower has terminated all such prior credit agreements or other agreements or facilities for the extension or credit or lending of money with Mellon and paid any and all amounts due thereunder.

                  (h) Additional Matters. The Agent shall have received such other certificates, opinions, documents and instruments as may be requested by the Agent or any Lender. All corporate and other proceedings, and all documents, instruments and other matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Agent.

                  4.02. Conditions to All Loans. The obligation of each Lender to make any Loan is subject to performance by each of the Loan Parties of their respective obligations to be performed hereunder or under the other Loan Documents on or before the date of such Loan, satisfaction of the conditions precedent set forth herein and in the other Loan Documents (including without limitation the conditions precedent to the effectiveness of this Agreement set forth in Section 4.01 hereof) and to satisfaction of the following further conditions precedent:

                  (a) Notice. Appropriate notice of such Loan shall have been given by the Borrower as provided in Article II hereof.

                  (b) Representations and Warranties. Each of the representations and warranties made by each Loan Party herein and in each other Loan Document shall be true and correct in all material respects on and as of such date as if made on and as of such date, both before and after giving effect to the Loans requested to be made on such date.

                  (c) No Defaults. No Event of Default or Potential Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

                  (d) No Violations of Law, etc. Neither the making nor use of the Loans shall cause any Lender to violate or conflict with any Law.

Each request by the Borrower for any Loan shall constitute a representation and warranty by the Borrower that the conditions set forth in this Section 4.02 have been satisfied as of the date of such request. Failure of the Agent to receive notice from the Borrower to the contrary before such Loan is made shall constitute a further representation and warranty by the Borrower that the conditions referred to in this Section 4.02 have been satisfied as of the date such Loan is made.


                                  ARTICLE V

                            AFFIRMATIVE COVENANTS

                  The Borrower hereby covenants to the Agent and each Lender as follows:

                  5.01.  Basic Reporting Requirements.

                  (a) Annual Audit Reports. As soon as practicable, and in any event within 90 days after the close of each fiscal year of the Borrower and the Guarantor, the Borrower shall furnish or cause to be furnished to the Agent, with a copy for each Lender, consolidated statements of income, cash flows and changes in stockholders' equity of the Borrower and the Guarantor and their consolidated Subsidiaries for such fiscal year and a consolidated balance sheet of the Borrower and the Guarantor and their consolidated Subsidiaries as of the close of such fiscal year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding fiscal year. In the case of both the Borrower and the Guarantor, such financial statements shall be accompanied by an opinion of independent certified public accountants of recognized national standing selected by the Borrower. Such opinion shall be free of exceptions or qualifications not acceptable to the Required Lenders and in any event shall be free of any exception or qualification which is of "going concern" or like nature or which relates to a limited scope of examination. Such opinion in any event shall contain a written statement of such accountants substantially to the effect that (i) such accountants examined such financial statements in accordance with generally accepted auditing standards and accordingly made such tests of accounting records and such other auditing procedures as such accountants considered necessary under the circumstances and (ii) in the opinion of such accountants such financial statements present fairly the financial position of the Borrower and the Guarantor and their consolidated Subsidiaries as of the end of such fiscal year and the results of their operations and their cash flows and changes in stockholders' equity for such fiscal year, in conformity with GAAP.

                  (b) Quarterly Consolidated Reports. As soon as practicable, and in any event within 45 days after the close of each of the first three fiscal quarters of each fiscal year of the Borrower and Guarantor, the Borrower shall furnish or cause to be furnished to the Agent, with a copy for each Lender, unaudited consolidated statements of income, cash flows and changes in stockholders' equity of the Borrower and the Guarantor and their consolidated Subsidiaries for such fiscal quarter and for the period from the beginning of such fiscal year to the end of such fiscal quarter and an unaudited consolidated balance sheet of the Borrower and the Guarantor and their consolidated Subsidiaries as of the close of such fiscal quarter, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the same periods or as of the same date during the preceding fiscal year (except for the consolidated balance sheet, which shall set forth in comparative form the corresponding balance sheet as of the prior fiscal year end). In the case of both the Borrower and the Guarantor, such financial statements shall be certified by a Responsible Officer of the Borrower and Guarantor as presenting fairly the financial position of the Borrower and Guarantor and their consolidated Subsidiaries as of the end of such fiscal quarter and the results of their operations and their cash flows and changes in stockholders' equity for such fiscal year, in conformity with GAAP, subject to normal and recurring year-end audit adjustments.

                  (c) Consolidating Reports. As soon as practicable, and in any event within 45 days after the close of each of the first three fiscal quarters of each Fiscal Year of the Borrower and the Guarantor and 90 days after the close of each Fiscal Year of the Borrower and the Guarantor, the Borrower shall furnish to the Agent, with a copy for each Lender, unaudited consolidating statements of income of the Borrower and the Guarantor which include each Subsidiary of the Borrower and the Guarantor for such fiscal quarter or Fiscal Year, as the case may be, and unaudited consolidating balance sheets of the Borrower and the Guarantor which include each such Subsidiary as of the close of such fiscal quarter or Fiscal Year, as the case may be, all in reasonable detail as shall be reasonably requested by any Lender. Such statements shall be certified by a Responsible Officer of the Borrower and Guarantor as presenting fairly the financial position of each such Subsidiary as of the end of such fiscal quarter or Fiscal Year, as the case may be, and the results of their operations for such fiscal quarter or Fiscal Year, as the case may be, in conformity with GAAP (exclusive of principles of consolidation), subject (in the case of quarterly reports) to normal and recurring year-end audit adjustments.

                  (d) Receivables Report. As soon as practicable, and in any event within 45 days after the close of each fiscal quarter of the Borrower, the Borrower shall furnish or cause to be furnished to the Agent, with a copy for each Lender, a report in a form substantially similar to Exhibit D attached hereto. Such reports shall be certified by a Responsible Officer of the Borrower as presenting fairly the delinquencies and other information required to be set forth regarding the Borrower's portfolio of receivables as of the end of such fiscal quarter or Fiscal Year, as the case may be, in conformity with GAAP (exclusive of principles of consolidation), subject (in the case of quarterly reports) to normal and recurring year-end audit adjustments.

                  (e) Quarterly Compliance Certificates. The Borrower shall deliver to the Agent, with a copy for each Lender, Quarterly Compliance Certificates in substantially the form set forth as Exhibit E hereto, duly completed and signed by a Responsible

Officer of the Borrower and the Guarantor concurrently with the delivery of the financial statements referred to in subsections (a), (b), (c) and (d) of this Section 5.01.

                  (f) Certain Other Reports and Information. Promptly upon their becoming available to any Loan Party, such Loan Party shall deliver to the

Agent, with a copy for each Lender, a copy of (i) all regular or special reports, registration statements and amendments to the foregoing which such Loan Party or any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange and (ii) all reports, proxy statements, financial statements and other information distributed by such Loan Party to its stockholders, bondholders or the financial community generally.

                  (g) Further Information. Each Loan Party will promptly furnish to the Agent, with a copy for each Lender, such other information and in such form as the Agent or any Lender may reasonably request from time to time.

                  (h) Notice of Certain Events. Promptly upon becoming aware of any of the following, each Loan Party shall give the Agent notice thereof, together with a written statement of a Responsible Officer of such Loan Party setting forth the details thereof and any action with respect thereto taken or proposed to be taken by such Loan Party:

                  (i)  Any Event of Default or Potential Default.

                  (ii) Any material adverse change in the business, operations or condition (financial or otherwise) or prospects of the Guarantor and its Subsidiaries taken as a whole.

                  (iii) Any pending or threatened action, suit, proceeding or investigation by or before any Governmental Authority against or affecting any Loan Party or any Subsidiary of any Loan Party, except for matters that if adversely decided, individually or in the aggregate, could not have a Material Adverse Effect.

                  (iv) Any material violation, breach or default by any party of or under any of the RAL Program Documents or any other agreement or instrument material to the business, operations, condition (financial or otherwise) or prospects of the Guarantor and its Subsidiaries taken as a whole.

                  (v) Any Pension-Related Event. Such notice shall be accompanied by: (A) a copy of any notice, request, return, petition or other document received by any Loan Party or any

         Controlled Group Member from any Person, or which has been or is to be filed with or provided to any Person (including without limitation the Internal Revenue Service, PBGC or any Plan participant, beneficiary, alternate payee or employer representative), in connection with such Pension-Related Event, and (B) in the case of any Pension-Related Event with respect to a Plan, the most recent Annual Report (5500 Series), with attachments thereto, and the most recent actuarial valuation report, for such Plan.

                  (vi) Any change in, or withdrawal, suspension, termination or expiration of, any rating provided by S&P or Moody's with regard to commercial paper of the Borrower, or any cessation of S&P or Moody's providing a rating with regard to commercial paper of the Borrower (whether by reason of there being no commercial paper of the Borrower outstanding or otherwise).

                  (i) Visitation; Verification. Each Loan Party shall permit such Persons as the Agent or any Lender may designate from time to time to visit and inspect any of the properties of such Loan Party and of any Subsidiary, to examine their respective books and records and take copies and extracts therefrom and to discuss their respective affairs with their respective directors, officers, employees and independent accountants at such times and as often as the Agent or any Lender reasonably may request. Each Loan Party authorizes such officers, employees and independent accountants to discuss with the Agent or any Lender the affairs of such Loan Party and its Subsidiaries.

                  5.02. Insurance. Each Loan Party shall, and shall cause each Subsidiary to, maintain with financially sound and reputable insurers insurance with respect to its properties and business and against such liabilities, casualties and contingencies and of such types and in such amounts as is customary in the case of corporations engaged in the same or similar businesses or having similar properties similarly situated.

                  5.03. Payment of Taxes and Other Potential Charges and Priority Claims. Each Loan Party shall, and shall cause each of its Subsidiaries to, pay or discharge

                  (a) on or prior to the date on which penalties attach thereto, all taxes, assessments and other governmental charges imposed upon it or any of its properties;

                  (b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any such property; and

                  (c) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such property or which, if unpaid, might give rise to a claim entitled to priority over general creditors of such Loan Party or such Subsidiary in a case under Title 11 (Bankruptcy) of the United States Code, as amended;

provided, that unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced such Loan Party or such Subsidiary need not pay or discharge any such tax, assessment, charge or claim so long as (x) the validity thereof is contested in good faith and by appropriate proceedings diligently conducted, and (y) such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor.

                  5.04. Preservation of Corporate Status. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain its status as a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and to be duly qualified to do business as a foreign corporation and in good standing in all jurisdictions in which the ownership of its properties or the nature of its business or both make such qualification necessary or advisable, except for matters that, individually or in the aggregate, could not have a Material Adverse Effect.

                  5.05. Governmental Approvals and Filings. Each Loan Party shall, and shall cause each of its Subsidiaries to, keep and maintain in full force and effect all Governmental Actions necessary or advisable in connection with execution and delivery of any Loan Document by any Loan Party, consummation by any Loan Party of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof by any Loan Party or to ensure the legality, validity, binding effect, enforceability or admissibility in evidence hereof or thereof.

                  5.06. Maintenance of Properties. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition the properties now or hereafter owned, leased or otherwise possessed by it and shall make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

                  5.07. Avoidance of Other Conflicts. Each Loan Party shall not, and shall not permit any of its Subsidiaries to, violate or conflict with, be in violation of or conflict with, or be or remain subject to any liability (contingent or otherwise) on account of any violation or conflict with

                  (a) any Law,

                  (b) its articles of incorporation or by-laws (or other constituent documents), or

                  (c) any agreement or instrument to which it is party or by which any of them or any of their respective Subsidiaries is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound, except for matters that could not, individually or in the aggregate, have a Material Adverse Effect.

                  5.08. Financial Accounting Practices. Each Loan Party shall, and shall cause each of its Subsidiaries to, make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with GAAP and (ii) to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  5.09. Use of Proceeds. The Borrower shall apply the proceeds of all Loans hereunder only for the purpose of paying at maturity commercial paper issued by the Borrower from time to time. The Borrower shall not use the proceeds of any Loans hereunder directly or indirectly for any unlawful purpose, in any manner inconsistent with Section 3.12 hereof, or inconsistent with any other provision of any Loan Document.

                  5.10. Continuation of Businesses. The Loan Parties and each of their Subsidiaries shall continue to engage in their businesses substantially as conducted and operated during the present and preceding fiscal year, and the Loan Parties shall not, and shall not permit any Subsidiary to, engage in any other businesses except as set forth in Schedule 5.10 attached hereto.

                  5.11. Ownership by Guarantor. All shares of outstanding capital stock of the Borrower shall at all times continue to be owned beneficially and of record by Guarantor, either directly or indirectly through one or more wholly-owned Subsidiaries of Guarantor.

                                  ARTICLE VI

                              NEGATIVE COVENANTS

                  The Borrower hereby covenants to the Agent and each Lender as follows:

                  6.01.  Financial Covenants.

                  (a)  Consolidated Net Worth of Guarantor Without CompuServe.

                           (i) As of the Closing Date, Consolidated Net Worth of
                  Guarantor Without CompuServe shall not be less than $250,000,000.

                           (ii) As of January 31, 1997, Consolidated Net Worth
                  of Guarantor Without CompuServe shall not be less than $200,000,000.

                           (iii) As of April 30, 1997, Consolidated Net Worth of
                  Guarantor Without CompuServe shall not be less than $400,000,000.

                           (iv) As of July 31, 1997, Consolidated Net Worth of
                  Guarantor Without CompuServe shall not be less than $300,000,000.


                           (v) As of October 31, 1997, Consolidated Net Worth of
                  Guarantor Without CompuServe shall not be less than $250,000,000.

                           (vi) At all times from and after November 1, 1997,
                  Consolidated Net Worth of Guarantor Without CompuServe shall not be less than $200,000,000.

                  (b) Rating of Commercial Paper Notes. The Borrower shall not permit or suffer any commercial paper which is issued by the Borrower (x) to be rated lower than P-3 by Moody's or lower than A-3 by S&P or (y) to be unrated by either Moody's or S&P.

                  6.02. CompuServe Loans, Advances, Investments, Guarantees, Indemnitees, etc.. The Loan Parties shall not, and shall not permit any Subsidiary to, at any time be or become subject to or bound by any Guaranty Equivalent with respect to any obligation of, or make or suffer to exist or remain outstanding any loan or advance to, or purchase, acquire or own (beneficially or of record) any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other interest in, or make any capital contribution to or other investment in, CompuServe, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

                  (a) Loans, investments and Guaranty Equivalents existing on April 30, 1996 and listed in Schedule 6.02(a) hereof; and

                  (b) Loans, investments and Guaranty Equivalents not exceeding in the aggregate at any time an additional $25,000,000,

provided, that any agreement, loan, investment, Guaranty Equivalent or other arrangement between the Loan Parties or any of their Subsidiaries and CompuServe (including but not limited to any tax sharing arrangements) shall be on terms that are fair to such Loan Party or such Subsidiary and no less favorable to such Loan Party or such Subsidiary than those in any such agreement, loan, investment, Guaranty Equivalent or other arrangement between the Loan Parties or any of their Subsidiaries and an unrelated third party.

                  6.03. Mergers, Acquisitions, etc. The Loan Parties shall not, and shall not permit any Subsidiary of either of them to, (v) merge with or into or consolidate with any other Person, (w) liquidate, wind-up or dissolve, (x) acquire all or any substantial portion of the properties of any going concern or going line of business, or (y) acquire all or any substantial portion of the properties of any other Person other than in the ordinary course of business, or
(z) agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

                  (a) A wholly-owned Subsidiary (except CompuServe and its Subsidiaries) may merge with or into or consolidate with any other wholly-owned Subsidiary (except CompuServe and its Subsidiaries), provided that no Event of

Default or Potential Default shall occur and be continuing or shall exist at such time or after giving effect to such transaction; and

                  (b) Either Loan Party or any Subsidiary of a Loan Party may acquire all or any substantial portion of the properties of or equity interests in any going concern, the line of business of which is the same as a line of business engaged in by any Loan Party or any Subsidiary of any Loan Party or permitted under Section 5.10 hereof (except, in each case, the line of business engaged in by CompuServe and its Subsidiaries).

                  6.04. Disposition of Properties. The Loan Parties shall not, and shall not permit any Subsidiary to (except in each case transactions between or among Loan Parties or Subsidiaries of a Loan Party, but subject to the proviso to Section 6.02), sell, convey, assign, lease, transfer, abandon or otherwise dispose of, voluntarily or involuntarily, any of its properties, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

                  (a) Guarantor may sell or otherwise dispose of all of its right, title and interest in CompuServe and the Subsidiaries of CompuServe, and CompuServe and such Subsidiaries may sell or otherwise dispose of any of their respective assets;

                  (b) The Loan Parties and each Subsidiary may sell receivables in connection with securitizations, whole-loan sales or sales of credit card receivables, provided that (i) except in the case of such sales as to which the sales price is at least equal to the face amount of the receivables sold (or as to which the sales price, in the aggregate, does not exceed $1,000,000 in any one calendar year), the Borrower shall have provided written notice of the terms of such sale to the Lenders and to the Agent and the Required Lenders shall not have advised the Borrower within five days after such notice that, in their judgment, such terms are indicative of a distress sale and (ii) such Loan Party or Subsidiary is not and would not thereby be rendered insolvent as defined in, or otherwise in a condition which could in any circumstances then or subsequently render any transfer, conveyance, obligation or act then made, incurred or performed by it avoidable or fraudulent pursuant to, any Law that may be applicable to such Loan Party or Subsidiary pertaining to bankruptcy, insolvency or creditors' rights (including but not limited to the Bankruptcy Code of 1978, as amended, and, to the extent applicable to such Person, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, or any other applicable Law pertaining to fraudulent conveyances or fraudulent transfers or preferences); and

                  (c) The Loan Parties and any Subsidiary may from time to time sell property; provided, that no property may be sold under this Section 6.04(c) if the aggregate value of all such property previously sold, exclusive of the value of any property sold pursuant to

Section 6.04(a) and Section 6.04(b), exceeds 10% of the Consolidated Net Worth of Guarantor as measured immediately prior to any proposed sale.

By way of illustration, and without limitation, it is understood that the following are dispositions of property subject to this Section 6.04(c): any disposition of accounts, chattel paper or general intangibles, with or without recourse; any disposition of any leasehold interest; and any disposition of any capital stock in or indebtedness of any Subsidiary. Nothing in this Section 6.04(c) shall be construed to limit any other restriction on dispositions of property imposed otherwise in the Loan Documents.

                  6.05. Indebtedness. The Loan Parties shall not, and shall not permit any Subsidiary of any Loan Party to, at any time create, incur, assume or suffer to exist any Indebtedness or become subject to or bound by any Guaranty Equivalent, except for the Indebtedness and Guaranty Equivalents listed on
Schedule 6.05 attached hereto.

                                 ARTICLE VII

                                   DEFAULTS

                  7.01. Events of Default. An Event of Default shall mean the occurrence or existence of one or more of the following events or conditions (for any reason, whether voluntary, involuntary or effected or required by Law):

                  (a) Principal of any Loan shall not have been paid when due.

                  (b) Interest on any Loan, any fees, indemnity or expenses, or any other amount due hereunder or under any other Loan Document shall not have been paid when due and such failure shall have continued for a period of three Business Days.

                  (c) Any representation or warranty made or deemed made by any Loan Party or any Subsidiary of any Loan Party in or pursuant to or in connection with any Loan Document, or any statement made by any Loan Party or any Subsidiary of any Loan Party in any financial statement, certificate, report, exhibit or document furnished by any Loan Party or any Subsidiary of any Loan Party to the Agent or any Lender pursuant to or in connection with any Loan Document, shall prove to have been false or misleading in any material respect as of the time when made or deemed made (including by omission of material information necessary to make such representation, warranty or statement not misleading).

                  (d) Any Loan Party shall default in the performance or observance of any of the covenants contained in (or incorporated into the Guaranty by reference to) Section 5.01(h)(i) hereof, Section 5.11 or Article 6 hereof.


                  (e) Any Loan Party shall default in the performance or observance of any other covenant, agreement or duty under this Agreement or any other Loan Document and such default shall have continued for a period of thirty days.

                  (f) Any Cross-Default Event shall occur with respect to any Cross-Default Obligation; provided, that if a Cross-Default Event would have occurred with respect to a Cross-Default Obligation but for the grant of a waiver or similar indulgence, a Cross-Default Event shall nevertheless be deemed to have occurred if a Loan Party directly or indirectly gave or agreed to give any consideration for such waiver or indulgence (including but not limited to a reduction in maturity, an increase in rates or the granting of collateral). As used herein, "Cross-Default Obligation" shall mean any obligation (or set of related obligations) of any Loan Party or any Subsidiary of any Loan Party, whether as principal or as guarantor or other surety, in respect of Indebtedness in excess of $10,000,000 in aggregate amount. As used herein, "Cross-Default Event" with respect to a Cross-Default Obligation shall mean the occurrence of any default, event or condition which causes or which would permit any Person or Persons to cause or which would with the giving of notice or the passage of time or both would permit any Person or Persons to cause all or any part of such Cross-Default Obligation to become due (by acceleration, mandatory prepayment or repurchase, or otherwise) before its otherwise stated maturity, or failure to pay all or any part of such Cross-Default Obligation at its stated maturity.

                  (g) One or more judgments for the payment of money shall have been entered against any Loan Party, which judgment or judgments exceed $10,000,000 in the aggregate for all of the Loan Parties combined, and such judgment or judgments shall have remained undischarged and unstayed for a period of thirty consecutive days.

                  (h) One or more writs or warrants of attachment, garnishment, execution, distraint or similar process exceeding in value the aggregate amount of $10,000,000 for all of the Loan Parties combined shall have been issued against any Loan Party or any of their respective properties and shall have remained undischarged and unstayed for a period of thirty consecutive days.

                  (i) Any Governmental Action now or hereafter made by or with any Governmental Authority in connection with any Loan Document is not obtained or shall have ceased to be in full force and effect or shall have been modified or amended or shall have been held to be illegal or invalid, and the Required Lenders shall have determined in good faith (which determination shall be conclusive) that such event or condition could have a Material Adverse Effect.

                  (j) Any Loan Document or term or provision thereof shall cease to be in full force and effect (except in accordance with the express terms of such Loan Document); or any Loan Party shall, or shall purport to, terminate (except in accordance with the terms of such Loan Document), repudiate, declare voidable or void or otherwise contest, any Loan Document or term or provision thereof or any obligation or liability of any Loan Party thereunder.

                  (k) Any one or more Pension-Related Events referred to in subsection (a)(ii), (b) or (e) of the definition of "Pension-Related Event" shall have occurred; or any one or more other Pension-Related Events shall have occurred and the Required Lenders shall determine in good faith (which determination shall be conclusive) that such other Pension-Related Events, individually or in the aggregate, could have a Material Adverse Effect.

                  (l) Any one or more of the events or conditions set forth in the following clauses (i) or (ii) shall have occurred in respect of any Loan Party or any Subsidiary of any Loan Party or any of their respective Environmental Affiliates, and the Required Lenders shall determine in good faith (which determination shall be conclusive) that such events or conditions, individually or in the aggregate, could have a Material Adverse Effect: (i) any past or present violation of any Environmental Law by such Person, or (ii) the existence of any pending or threatened Environmental Claim against any such Person, or the existence of any past or present acts, omissions, events or circumstances that could form the basis of any Environmental Claim against any such Person.

                  (m) A Change of Control shall have occurred.

                  (n) Any of the RAL Program Documents or any material term or provision thereof shall cease to be in full force and effect; or any party thereto shall, or shall purport to, terminate, repudiate, declare voidable or void or otherwise contest, any of the RAL Program Documents or any material term or provision thereof or any material obligation or liability of any party thereunder; or any party thereto shall default beyond any applicable grace or cure period in the observance or performance of any material term, provision or condition thereof.

                  (o) A proceeding shall have been instituted in respect of any Loan Party or any Subsidiary of any Loan Party

                           (i) seeking to have an order for relief entered in respect of such Person, or seeking a declaration or entailing a finding that such Person is insolvent or a similar declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to such Person, its assets or its debts under any Law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar Law now or hereafter in effect, or

                           (ii) seeking appointment of a receiver, trustee, liquidator, assignee, sequestrator or other custodian for such Person or for all or any substantial part of its property,

         and such proceeding shall result in the entry, making or grant of any such order for relief, declaration, finding, relief or appointment, or such proceeding shall remain undismissed and unstayed for a period of thirty consecutive days.

                  (p) Any Loan Party or any Subsidiary of any Loan Party shall become insolvent; shall fail to pay, become unable to pay, or state that it is or will be unable to pay, its debts as they become due; shall voluntarily suspend transaction of its or his business; shall make a general assignment for the benefit of creditors; shall institute (or fail to controvert in a timely and appropriate manner) a proceeding described in

         Section 7.01(o)(i) hereof, or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such order for relief, declaration, finding or relief described therein; shall institute (or fail to controvert in a timely and appropriate manner) a proceeding described in Section 7.01(o)(ii) hereof, or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such appointment or to the taking of possession by any such custodian of all or any substantial part of its or his property; shall dissolve, wind-up, revoke or forfeit its charter (or other constituent documents) or liquidate itself or any substantial part of its property; or shall take any action in furtherance of any of the foregoing.

                  7.02. Consequences of an Event of Default.

                  (a) If an Event of Default specified in subsections (a) through (n) of Section 7.01 hereof shall occur and be continuing or shall exist, then, in addition to all other rights and remedies which the Agent or any Lender may have hereunder or under any other Loan Document, at law, in equity or otherwise, the Lenders shall be under no further obligation to make Loans hereunder, and the Agent may, and upon written request of the Required Lenders shall, by notice to the Borrower, from time to time do any or all of the following:

                  (i) Declare the Commitments terminated, whereupon the Commitments will terminate and any fees hereunder shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

                  (ii) Declare the unpaid principal amount of the Loans,

         interest accrued thereon and all other Obligations to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

                  (b) If an Event of Default specified in subsection (o) or (p) of Section 7.01 hereof shall occur or exist, then, in addition to all other rights and remedies which the Agent or any Lender may have hereunder or under any other Loan Document, at law, in equity or otherwise, the Commitments shall automatically terminate and the Lenders shall be under no further obligation to make Loans, and the unpaid principal amount of the Loans, interest accrued thereon and all other Obligations shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

                                 ARTICLE VIII

                                  THE AGENT

                  8.01. Appointment. Each Lender hereby irrevocably, subject to
Section 8.10 hereof, appoints Mellon to act as Agent for such Lender under this Agreement and the other Loan Documents. Each Lender hereby irrevocably, subject to Section 8.10 hereof, authorizes the Agent to take such action on behalf of such Lender under the provisions of this Agreement and the other Loan Documents, and to exercise such powers and to perform such duties, as are expressly delegated to or required of the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. Mellon hereby agrees to act as Agent on behalf of the Lenders on the terms and conditions set forth in this Agreement and the other Loan Documents, subject to its right to resign as provided in Section 8.10 hereof. Each Lender hereby irrevocably, subject to
Section 8.10 hereof, authorizes the Agent to execute and deliver each of the Loan Documents and to accept delivery of such of the other Loan Documents as may not require execution by the Agent. Each Lender agrees that the rights and remedies granted to the Agent under the Loan Documents shall be exercised exclusively by the Agent, and that no Lender shall have any right individually to exercise any such right or remedy, except to the extent expressly provided herein or therein.

                  8.02. General Nature of Agent's Duties. Notwithstanding anything to the contrary elsewhere in this Agreement or in any other Loan
Document:

                  (a) The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and no implied duties or responsibilities on the part of the Agent shall be read into this Agreement or any Loan Document or shall otherwise exist.

                  (b) The duties and responsibilities of the Agent under this

         Agreement and the other Loan Documents shall be mechanical and administrative in nature, and the Agent shall not have a fiduciary relationship in respect of any Lender.

                  (c) The Agent is and shall be solely the agent of the Lenders. The Agent does not assume, and shall not at any time be deemed to have, any relationship of agency or trust with or for, or any other duty or responsibility to, any Loan Party or any other Person (except only for its relationship as agent for, and its express duties and responsibilities to, the Lenders as provided in this Agreement and the other Loan Documents).

                  (d) The Agent shall be under no obligation to take any action hereunder or under any other Loan Document if the Agent believes in good faith that taking such action may conflict with any Law or any provision of this Agreement or any other Loan Document, or may require the Agent to qualify to do business in any jurisdiction where it is not then so qualified.

                  8.03. Exercise of Powers. The Agent shall take any action of the type specified in this Agreement or any other Loan Document as being within the Agent's rights, powers or discretion in accordance with directions from the Required Lenders (or, to the extent this Agreement or such Loan Document expressly requires the direction or consent of some other Person or set of Persons, then instead in accordance with the directions of such other Person or set of Persons). In the absence of such directions, the Agent shall have the authority (but under no circumstances shall be obligated), in its sole discretion, to take any such action, except to the extent this Agreement or such Loan Document expressly requires the direction or consent of the Required Lenders (or some other Person or set of Persons), in which case the Agent shall not take such action absent such direction or consent. Any action or inaction pursuant to such direction, discretion or consent shall be binding on all the Lenders. The Agent shall not have any liability to any Person as a result of (x) the Agent acting or refraining from acting in accordance with the directions of the Required Lenders (or other applicable Person or set of Persons), (y) the Agent refraining from acting in the absence of instructions to act from the Required Lenders (or other applicable Person or set of Persons), whether or not the Agent has discretionary power to take such action, or (z) the Agent taking any discretionary action it is authorized to take under this Section (subject, in the case of this clause (z), to the provisions of Section 8.04(a) hereof).

                  8.04. General Exculpatory Provisions. Notwithstanding anything to the contrary elsewhere in this Agreement or any other Loan Document:

                  (a) The Agent shall not be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or any other Loan Document, unless caused by its own gross negligence or willful misconduct.


                  (b) The Agent shall not be responsible for (i) the execution, delivery, effectiveness, enforceability, genuineness, validity or adequacy of this Agreement or any other Loan Document, (ii) any recital, representation, warranty, document, certificate, report or statement in, provided for in, or received under or in connection with, this Agreement or any other Loan Document, (iii) any failure of any Loan Party or Lender to perform any of their respective obligations under this Agreement or any other Loan Document, (iv) the existence, validity, enforceability, perfection, recordation, priority, adequacy or value, now or hereafter, of any Lien or other direct or indirect security afforded or purported to be afforded by any of the Loan Documents or otherwise from time to time, or (v) caring for, protecting, insuring, or paying any taxes, charges or assessments with respect to any collateral.

                  (c) The Agent shall not be under any obligation to ascertain, inquire or give any notice relating to (i) the performance or observance of any of the terms or conditions of this Agreement or any other Loan Document on the part of any Loan Party, (ii) the business, operations, condition (financial or otherwise) or prospects of any Loan Party or any other Person, or (iii) except to the extent set forth in
         Section 8.05(f) hereof, the existence of any Event of Default or Potential Default.

                  (d) The Agent shall not be under any obligation, either initially or on a continuing basis, to provide any Lender with any notices, reports or information of any nature, whether in its possession presently or hereafter, except for items furnished to the Agent with copies for each Lender pursuant to Section 5.01 hereof and for other notices, reports and other information expressly required by this Agreement or any other Loan Document to be furnished by the Agent to such Lender.

                  8.05.  Administration by the Agent.

                  (a) The Agent may rely upon any notice or other communication of any nature (written or oral, including but not limited to telephone conversations, whether or not such notice or other communication is made in a manner permitted or required by this Agreement or any Loan Document) purportedly made by or on behalf of the proper party or parties, and the Agent shall not have any duty to verify the identity or authority of any Person giving such notice or other communication.

                  (b) The Agent may consult with legal counsel (including, without limitation, in-house counsel for the Agent or in-house or other counsel for any Loan Party), independent public accountants and any other experts selected by it from time to time, and the Agent shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

                  (c) The Agent may conclusively rely upon the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Agent in accordance with the requirements of this Agreement or any other Loan Document. Whenever the Agent shall deem it necessary or desirable that a matter be proved or established with respect to any Loan Party or Lender, such matter may be established by a certificate of such Loan Party or Lender, as the case may be, and the Agent may conclusively rely upon such certificate (unless other evidence with respect to such matter is specifically prescribed in this Agreement or another Loan Document).

                  (d) The Agent may fail or refuse to take any action unless it shall be indemnified to its satisfaction from time to time against any and all amounts, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature which may be imposed on, incurred by or asserted against the Agent by reason of taking or continuing to take any such action.

                  (e) The Agent may perform any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  (f) The Agent shall not be deemed to have any knowledge or notice of the occurrence of any Event of Default or Potential Default unless the Agent has received notice from a Lender or any Loan Party referring to this Agreement, describing such Event of Default or Potential Default, and expressly stating that such notice is a "notice of default". If the Agent receives such a notice, the Agent shall give prompt notice thereof to each Lender.

                  8.06. Lender Not Relying on Agent or Other Lenders. Each Lender acknowledges as follows: (a) Neither the Agent nor any other Lender has made any representations or warranties to it, and no act taken hereafter by the Agent or any other Lender shall be deemed to constitute any representation or warranty by the Agent or such other Lender to it. (b) It has, independently and without reliance upon the Agent or any other Lender, and based upon such documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the other Loan Documents. (c) It will, independently and without reliance upon the Agent or any other Lender, and based upon such documents and information as it shall deem appropriate at the time, make its own decisions to take or not take action under or in connection with this Agreement and the other Loan Documents.

                  8.07. Indemnification. Each Lender agrees to reimburse and indemnify the Agent and its directors, officers, employees and agents (to the extent not reimbursed by a Loan Party and without limitation of the obligations of the Loan Parties to do so), Pro Rata, from and against any and all amounts, losses, liabilities, claims, damages, obligations, penalties, actions, judgments, suits, costs or reasonable out-of-pocket disbursements or expenses of any kind or nature (including, without limitation, the reasonable fees and disbursements of counsel for the Agent or such other Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Agent or such other Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Agent or such other Person as a result of, or arising out of, or in any way related to or by reason of, this Agreement, any other Loan Document, any transaction from time to time contemplated hereby or thereby, or any transaction financed in whole or in part or directly or indirectly with the proceeds of any Loan, provided that no Lender shall be liable for any portion of such amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements resulting solely from the gross negligence or willful misconduct of the Agent or such other Person, as finally determined by a court of competent jurisdiction.

                  8.08. Agent in its Individual Capacity. With respect to its Commitments and the Obligations owing to it, the Agent shall have the same rights, powers and obligations under this Agreement and each other Loan Document as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lenders," "holders of Notes" and like terms shall include the Agent in its individual capacity as such. The Agent and its affiliates may, without liability to account, make loans to, accept deposits from, acquire debt or equity interests in, act as trustee under indentures of, and engage in any other business with, any Loan Party and any stockholder, subsidiary or affiliate of any Loan Party, as though the Agent were not the Agent hereunder.

                  8.09. Holders of Notes. The Agent may deem and treat the Lender which is payee of a Note as the owner and holder of such Note for all purposes hereof unless and until a Transfer Supplement with respect to the assignment or transfer thereof shall have been filed with the Agent in accordance with Section 9.14 hereof. Any authority, direction or consent of any Person who at the time of giving such authority, direction or consent is shown in the Register as being a Lender shall be conclusive and binding on each present and subsequent holder, transferee or assignee of any Note or Notes payable to such Lender or of any Note or Notes issued in exchange therefor.

                  8.10. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. The Agent may be removed by the Required Lenders at any time by giving 10 days' prior written notice thereof to the Agent, the other Lenders and the Borrower. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed and consented to, and shall have accepted such appointment, within 30 days after such notice of resignation or removal, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Each successor Agent shall be a commercial bank or trust company organized under the laws of the United States of America or any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance by a successor Agent of its appointment as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the properties, rights, powers, privileges and duties of the former Agent, without further act, deed or conveyance. Upon the effective date of resignation or removal of a retiring Agent, such Agent shall be discharged from its duties under this Agreement and the other Loan Documents, but the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement. If and so long as no successor Agent shall have been appointed, then any notice or other communication required or permitted to be given by the Agent shall be sufficiently given if given by the Required Lenders, all notices or other communications required or permitted to be given to the Agent shall be given to each Lender, and all payments to be made to the Agent shall be made directly to the Loan Party or Lender for whose account such payment is made.

                  8.11. Additional Agents. If the Agent shall from time to time deem it necessary or advisable, for its own protection in the performance of its duties hereunder or in the interest of the Lenders, the Agent and the Borrower shall (and the Borrower shall cause the other Loan Parties to) execute and deliver a supplemental agreement and all other instruments and agreements necessary or advisable, in the opinion of the Agent, to constitute another commercial bank or trust company, or one or more other Persons approved by the Agent, to act as co-Agent or agent with respect to any part of the Collateral, with such powers of the Agent as may be provided in such supplemental agreement, and to vest in such bank, trust company or Person as such co-Agent or separate agent, as the case may be, any properties, rights, powers, privileges and duties of the Agent under this Agreement or any other Loan Document.

                  8.12. Calculations. The Agent shall not be liable for any calculation, apportionment or distribution of payments made by it in good faith. If such calculation, apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover from the other Lenders any payment in excess of the amount to which they are determined to be entitled or, if the amount due was not paid by the appropriate Loan Party, to recover such amount from the appropriate Loan Party.

                  8.13. Agent's Fee. The Borrower agrees to pay to the Agent, for its individual account, a nonrefundable Agent's fee in an amount separately agreed upon by the Agent and the Borrower, payable in full on the Closing Date.

                  8.14. Funding by Agent. Unless the Agent shall have been notified in writing by any Lender not later than the close of business on the day before the day on which any Euro-Rate Loans or CD Rate Loans are requested by the Borrower to be made (or, in the case of any Base Rate Loans, not later than 12 o'clock, Noon, Pittsburgh time on the day on which Loans are requested by the Borrower to made) that such Lender will not make its ratable share of such Loans, the Agent may assume that such Lender will make its ratable share of the Loans, and in reliance upon such assumption the Agent may (but in no circumstances shall be required to) make available to the Borrower a corresponding amount. If and to the extent that any Lender fails to make such payment to the Agent on such date, such Lender shall pay such amount on demand (or, if such Lender fails to pay such amount on demand, the Borrower shall pay such amount on demand), together with interest, for the Agent's own account, for each day from and including the date of the Agent's payment to and including the date of repayment to the Agent (before and after judgment) at the rate or rates per annum applicable to such Loans. All payments to the Agent under this Section shall be made to the Agent at its Office in Dollars in funds immediately available at such Office, without set-off, withholding, counterclaim or other deduction of any nature.

                                  ARTICLE IX

                                MISCELLANEOUS

                  9.01. Holidays. Whenever any payment or action to be made or taken hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

                  9.02. Records. The unpaid principal amount of the Loans owing to each Lender, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount, the duration of such applicability, each Lender's Committed Amount and the accrued and unpaid fees owing to each Lender or the Agent shall at all times be ascertained from the records of the Agent, which shall be conclusive absent demonstrable error.

                  9.03. Amendments and Waivers. Neither this Agreement nor any Loan Document may be waived, amended, modified or supplemented except in accordance with the provisions of this Section. The Agent, the Required Lenders and each Loan Party may from time to time amend, modify or supplement the provisions of this Agreement or any other Loan Document for the purpose of amending, adding to, or waiving any provisions, releasing any provisions, or changing in any manner the rights and duties of any Loan Party, the Agent or any Lender. Any such waiver, amendment, modification or supplement made by the applicable Loan Party, the Required Lenders and the Agent in accordance with the provisions of this Section shall be binding upon such Loan Party, each Lender and the Agent. The Agent shall enter into such waivers, amendments, modifications or supplements from time to time as directed by the Required Lenders in writing, and only as so directed, provided, that no such waiver, amendment, modification or supplement may be made which will:

                  (a) Increase the Committed Amount of any Lender over the amount thereof then in effect, or extend the Maturity Date, without the written consent of each Lender affected thereby;

                  (b) Reduce the principal amount of or extend the time for any required payment of principal of any Loan, or reduce the rate of interest or extend the time for payment of interest borne by any Loan, or extend the time for payment of or reduce the amount of any Facility Fees, without the written consent of each Lender affected thereby;

                  (c) Change the definition of "Required Lenders" or amend this Section 9.03, without the written consent of all of the Lenders;

                  (d) Amend or waive any of the provisions of Article VIII hereof, or impose additional duties upon the Agent or otherwise adversely affect the rights, interests or obligations of the Agent, without the written consent of the Agent; or

                  (e) Release or terminate the Guaranty, without the written consent of all the Lenders;

 and provided further, that Transfer Supplements may be entered into in the manner provided in Section 9.14 hereof. Any such amendment, modification or supplement must be in writing and shall be effective only to the extent set forth in such writing. Any Event of Default or Potential Default waived or consented to in any such amendment, modification or supplement shall be deemed to be cured and not continuing to the extent and for the period set forth in such waiver or consent, but no such waiver or consent shall extend to any other or subsequent Event of Default or Potential Default or impair any right consequent thereto.

                  9.04. No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of the Agent or any Lender in exercising any right, power or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Agent and the Lenders under this Agreement and any other Loan Document are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have hereunder or thereunder, at law, in equity or otherwise.

                  9.05.  Notices.

                  (a) Except to the extent otherwise expressly permitted hereunder or thereunder, all notices, requests, demands, directions and other communications (collectively "notices") under this Agreement or any Loan Document shall be in writing (including telexed, telecopied and facsimile communication) and shall be sent by first-class mail, or by nationally-recognized overnight courier, or by telex, telecopier or facsimile

(with confirmation in writing mailed first-class or sent by such an overnight courier), or by facsimile (with confirmation in writing mailed by first class or sent by such overnight courier), or by personal delivery. All notices shall be sent to the applicable party at the address stated on the signature pages hereof or in accordance with the last unrevoked written direction from such party to the other parties hereto, in all cases with postage or other charges prepaid. Any such properly given notice to the Agent or any Lender shall be effective when received. Any such properly given notice to the Borrower shall be effective on the earliest to occur of receipt, telephone confirmation of receipt of telex, telecopy or facsimile communication, one Business Day after delivery to a nationally-recognized overnight courier, or three Business Days after deposit in the mail.

                  (b) Any Lender giving any notice to the Borrower or any other party to a Loan Document shall simultaneously send a copy thereof to the Agent, and the Agent shall promptly notify the other Lenders of the receipt by it of any such notice.

                  (c) The Agent and each Lender may rely on any notice (whether or not such notice is made in a manner permitted or required by this Agreement or any Loan Document) purportedly made by or on behalf of the Borrower or any other Loan Party, and neither the Agent nor any Lender shall have any duty to verify the identity or authority of any Person giving such notice.

                  9.06.  Expenses; Taxes; Indemnity.

                  (a) The Borrower agrees to pay or cause to be paid and to save the Agent harmless against liability for the payment of all reasonable out-of-pocket costs and expenses (including but not limited to reasonable fees and expenses of Reed Smith Shaw and McClay as counsel for the Agent, and such other counsel, including local counsel, auditors, consulting engineers, appraisers, and all other professional, accounting, evaluation and consulting costs) incurred by the Agent from time to time arising from or relating to (i) the negotiation, preparation, execution, delivery, administration and performance of this Agreement and the other Loan Documents, (ii) any requested amendments, modifications, supplements, waivers or consents (whether or not ultimately entered into or granted) to this Agreement or any Loan Document, and (iii) the making or the administration of the Loans. The Borrower also agrees to pay or cause to be paid and to save the Agent and each of the Lenders harmless against liability for the payment of all reasonable out-of-pocket costs and expenses (including but not limited to reasonable fees and expenses of Reed Smith Shaw and McClay as counsel for the Agent, and such other counsel, including local counsel, auditors, consulting engineers, appraisers, and all other professional, accounting, evaluation and consulting costs) incurred by the Agent or any Lender from time to time a rising from or relating to the enforcement or preservation of rights under this Agreement or any Loan Document (including but not limited to any such costs or expenses arising from or relating to (A) collection or enforcement of an outstanding
Loan or any other amount owing hereunder or thereunder by the Agent or any Lender, and (B) any litigation, proceeding, dispute, work-out, restructuring or rescheduling related in any way to this Agreement or the Loan Documents).

                  (b) The Borrower hereby agrees to pay all stamp, document, transfer, recording, filing, registration, search, sales and excise fees and taxes and all similar impositions now or hereafter determined by the Agent or any Lenders to be payable in connection with this Agreement or any other Loan Documents or any other documents, instruments or transactions pursuant to or in connection herewith or therewith, and the Borrower agrees to save the Agent and each Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such fees, taxes or impositions.

                  (c) The Borrower hereby agrees to reimburse and indemnify each of the Indemnified Parties from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnified Party shall be designated a party thereto) that may at any time be imposed on, asserted against or incurred by such Indemnified Party as a result of, or arising out of, or in any way related to or by reason of, this Agreement or any other Loan Document, any transaction from time to time contemplated hereby or thereby, or any transaction financed in whole or in part or directly or indirectly with the proceeds of any Loan (and without in any way limiting the generality of the foregoing, including any violation or breach of any Environmental Law or any other Law by any Loan Party or any Subsidiary of any Loan Party or any Environmental Affiliate of any of them; any Environmental Claim arising out of the management, use, control, ownership or operation of property by any of such Persons, including all on-site and off-site activities involving Environmental Concern Materials; or any exercise by the Agent or any Lender of any of its rights or remedies under this Agreement or any other Loan Document); but excluding any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements resulting solely from the gross negligence or willful misconduct of such Indemnified Party, as finally determined by a court of competent jurisdiction. If and to the extent that the foregoing obligations of the Borrower under this subsection (c), or any other indemnification obligation of the Borrower hereunder or under any other Loan Document, are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable Law.

                  9.07. Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.


                  9.08. Prior Understandings. This Agreement and the other Loan Documents supersede all prior and contemporaneous understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein and therein.

                  9.09. Duration; Survival. All representations and warranties of the each Loan Party contained herein or in any other in the Loan Document or made in connection herewith or therewith shall survive the making of, and shall not be waived by the execution and delivery, of this Agreement or any other Loan Document, any investigation by or knowledge of the Agent or any Lender, the making of any Loan, or any other event or condition whatever. All covenants and agreements of each Loan Party contained herein or in any other Loan Document shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow hereunder and until payment in full of all Obligations. Without limitation, all obligations of the Borrower hereunder or under any other Loan Document to make payments to or indemnify the Agent or any Lender shall survive the payment in full of all other Obligations, termination of the Borrower's right to borrow hereunder, and all other events and conditions whatever. In addition, all obligations of each Lender to make payments to or indemnify the Agent shall survive the payment in full by the Borrower of all Obligations, termination of the Borrower's right to borrow hereunder, and all other events or conditions whatever.

                  9.10. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

                  9.11. Limitation on Payments. The parties hereto intend to conform to all applicable Laws in effect from time to time limiting the maximum rate of interest that may be charged or collected. Accordingly, notwithstanding any other provision hereof or of any other Loan Document, the Borrower shall not be required to make any payment to or for the account of any Lender, and each Lender shall refund any payment made by the Borrower, to the extent that such requirement or such failure to refund would violate or conflict with nonwaivable provisions of applicable Laws limiting the maximum amount of interest which may be charged or collected by such Lender.

                  9.12. Set-Off. The Borrower hereby agrees that if any Obligation of the Borrower shall be due and payable (by acceleration or otherwise), each Lender shall have the right, without notice to the Borrower, to set-off against and to appropriate and apply to such Obligation any indebtedness, liability or obligation of any nature owing to the Borrower by such Lender, including but not limited to all deposits (whether time or demand, general or special, provisionally credited or finally credited, whether or not evidenced by a certificate of deposit) now or hereafter maintained by the Borrower with such Lender. Such right shall be absolute and unconditional in all circumstances and, without limitation, shall exist whether or not such Lender or any other Person shall have given notice or made any demand to the Borrower or any other Person, whether such indebtedness, obligation or liability owed to the Borrower is contingent, absolute, matured or unmatured (it being agreed that such Lender may deem such indebtedness, obligation or liability to be then due and payable at the time of such setoff), and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to any Lender or any other Person. The Borrower hereby agrees that any Participant and any branch, subsidiary or affiliate of any Lender or any Participant shall have the same rights of set-off as a Lender as provided in this Section (regardless of whether such Participant, branch, subsidiary or affiliate would otherwise be deemed in privity with or a direct creditor of the Borrower). The rights provided by this Section are in addition to all other rights of set-off and banker's lien and all other rights and remedies which any Lender (or any such Participant, branch, subsidiary or affiliate) may otherwise have under this Agreement, any other Loan Document, at law or in equity, or otherwise, and nothing in this Agreement or any Loan Document shall be deemed a waiver or prohibition of or restriction on the rights of set-off or bankers' lien of any such Person.

                  9.13. Sharing of Collections. The Lenders hereby agree among themselves that if any Lender shall receive (by voluntary payment, realization upon security, set-off or from any other source) any amount on account of the Loans, interest thereon, or any other Obligation contemplated by this Agreement or the other Loan Documents to be made by any Loan Party Pro Rata to all Lenders in greater proportion than any such amount received by any other Lender, then the Lender receiving such proportionately greater payment shall notify each other Lender and the Agent of such receipt, and equitable adjustment will be made in the manner stated in this Section so that, in effect, all such excess amounts will be shared Pro Rata among all of the Lenders. The Lender receiving such excess amount shall purchase (which it shall be deemed to have done simultaneously upon the receipt of such excess amount) for cash from the other applicable Lenders a participation in the applicable Obligations owed to such other Lenders in such amount as shall result in a Pro Rata sharing by all applicable Lenders of such excess amount (and to such extent the receiving Lender shall be a Participant). If all or any portion of such excess amount is thereafter recovered from the Lender making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law to be paid by the Lender making such purchase. The Borrower hereby consents to and confirms the foregoing arrangements. Each Participant shall be bound by this Section as fully as if it were a Lender hereunder.

                  9.14.  Successors and Assigns; Participations; Assignments.

                  (a) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, all future holders of the Notes, the Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights hereunder or interests herein without the prior written consent of all the Lenders and the Agent, and any purported assignment without such consent shall be void.


                  (b) Participations. Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable Law, at any time sell participations to one or more commercial banks or other Persons (each a "Participant") in all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Loans owing to it and any Note held by it); provided, that

                  (i) any such Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged,


                  (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,

                  (iii) the parties hereto shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents,

                  (iv) such Participant shall be bound by the provisions of
         Section 9.13 hereof, and

                  (v) no Participant (unless such Participant is an affiliate of such Lender, or is itself a Lender) shall be entitled to require such Lender to take or refrain from taking action under this Agreement or under any other Loan Document, except that such Lender may agree with such Participant that such Lender will not, without such Participant's consent, take action of the type described in subsections (a), (b), (c) or (e) of Section 9.03 hereof.

The Borrower agrees that any such Participant shall be entitled to the benefits of Sections 2.09, 2.10 and 9.06 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no such Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred to such Participant had no such transfer occurred.

                  (c) Assignments. Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable Law, at any time assign all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or any portion of its Commitments and Loans owing to it and any Note held by it) to any Lender, any affiliate of a Lender or to one or more additional commercial banks or other Persons (each a "Purchasing Lender"); provided, that

                  (i) any such assignment to a Purchasing Lender which is not a Lender or an affiliate of a Lender shall be made only with the consent of the Borrower and the Agent (which consent, in each case, shall not be unreasonably withheld),

                  (ii) if a Lender makes such an assignment of less than all of its then remaining rights and obligations under this Agreement and the other Loan Documents, such transferor Lender shall retain, after such assignment, a minimum principal amount of $50,000,000 of the Commitments and Loans then outstanding, and such assignment shall be in a minimum aggregate principal amount of $25,000,000 of the Commitments and Loans then outstanding,

                  (iii) each such assignment shall be of a constant, and not a varying, percentage of each Commitment of the transferor Lender and of all of the transferor Lender's rights and obligations under this Agreement and the other Loan Documents, and

                  (iv) each such assignment shall be made pursuant to a Transfer Supplement in substantially the form of Exhibit F to this Agreement, duly completed (a "Transfer Supplement").

In order to effect any such assignment, the transferor Lender and the Purchasing Lender shall execute and deliver to the Agent a duly completed Transfer Supplement (including the consents required by clause (i) of the preceding sentence) with respect to such assignment, together with any Note or Notes subject to such assignment (the "Transferor Lender Notes") and a processing and recording fee of $2,000; and, upon receipt thereof, the Agent shall accept such Transfer Supplement. Upon receipt of the Purchase Price Receipt Notice pursuant to such Transfer Supplement, the Agent shall record such acceptance in the Register. Upon such execution, delivery, acceptance and recording, from and after the close of business at the Agent's Office on the Transfer Effective Date specified in such Transfer Supplement

                  (x) the Purchasing Lender shall be a party hereto and, to the extent provided in such Transfer Supplement, shall have the rights and obligations of a Lender hereunder, and

                  (y) the transferor Lender thereunder shall be released from its obligations under this Agreement to the extent so transferred (and, in the case of an Transfer Supplement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such
                                     -77-
         transferor Lender shall cease to be a party to this Agreement) from and after the Transfer Effective Date.

On or prior to the Transfer Effective Date specified in any Transfer Supplement, the Borrower, at its expense, shall execute and deliver to the Agent (for delivery to the Purchasing Lender) a new Note evidencing such Purchasing Lender's assigned Commitments or Loans and (for delivery to the transferor

Lender) a replacement Note in the principal amount of the Loans or Commitments retained by the transferor Lender (such Note to be in exchange for, but not in payment of, the Note then held by such transferor Lender). Each such Note shall be dated the date and be substantially in the form of the predecessor Note. The Agent shall mark the predecessor Note "exchanged" and deliver it to the Borrower. Accrued interest and accrued fees shall be paid to the Purchasing Lender at the same time or times provided in the predecessor Note and this Agreement.

                  (d) Register. The Agent shall maintain at its office a copy of each Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive absent manifest error and the Borrower, the Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of the Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Financial and Other Information. Subject to Section 9.14(g), the Borrower authorizes the Agent and each Lender to disclose to any Participant or Purchasing Lender (each, a "transferee") and any prospective transferee any and all financial and other information in such Person's possession concerning any Loan Party and their respective Subsidiaries and affiliates which has been or may be delivered to such Person by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document or such Person's credit evaluation of any Loan Party and their respective Subsidiaries and affiliates. At the request of any Lender, the Borrower, at the Borrower's expense, shall provide to each prospective transferee the conformed copies of documents referred to in Section 4 of the form of Transfer Supplement.

                  (f) Assignments to Federal Reserve Bank. Any Lender may at any time assign all or any portion of its rights under this Agreement, including without limitation any Loans owing to it, and any Note held by it to a Federal Reserve Bank. No such assignment shall relieve the transferor Lender from its obligations hereunder.

                  (g) Confidentiality. Any other provision of this Agreement to the contrary notwithstanding, neither the Agent nor any Lender shall disclose to any prospective Participant or Purchasing Lender any information with respect to the RAL Program Documents or any of the transactions or arrangements provided for therein without the prior express written consent of the Borrower. In addition, the Agent and each Lender agree to take reasonable precautions to maintain the confidentiality of such information with respect to the RAL Program Documents and the transactions and arrangements provided for therein and any other information designated in writing as confidential and provided to it by any Loan Party in connection with any of the Loan Documents; provided, however, that the Agent or any Lender may disclose such information (i) at the request of any bank regulatory authority or other Governmental Authority or in connection with an examination of the Agent or any such Lender by any such Governmental

Authority, (ii) pursuant to subpoena or other court process, (iii) to the extent the Agent or any such Lender is required to do so in accordance with applicable Law, (iv) to the Agent's or any such Lender's independent auditors or other professional advisors, (v) in connection with the enforcement of any of its rights under or in connection with any Loan Document and (vi) subject to the first sentence of this Section 9.14(g), to any actual or potential Participant or Purchasing Lender, so long as, in the case of this clause (vi), such actual or potential Participant or Purchasing Lender agrees to comply with the provisions of this Section 9.14(g).

                  9.15. Governing Law; Submission to Jurisdiction: Waiver of Jury Trial; Limitation of Liability.

                  (a) Governing Law. THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS (EXCEPT TO THE EXTENT, IF ANY, OTHERWISE EXPRESSLY STATED IN SUCH OTHER LOAN DOCUMENTS) SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES.

                  (b) Certain Waivers. THE BORROWER HEREBY IRREVOCABLY AND
UNCONDITIONALLY:

                  (i) AGREES THAT ANY ACTION, SUIT OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY STATEMENT, COURSE OF CONDUCT, ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH (COLLECTIVELY, "RELATED LITIGATION") MAY BE BROUGHT

         IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN ALLEGHENY COUNTY, PENNSYLVANIA, SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND TO THE FULLEST EXTENT PERMITTED BY LAW AGREES THAT IT WILL BRING ANY RELATED LITIGATION IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM);

                  (ii) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY SUCH RELATED LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND WAIVES ANY RIGHT TO OBJECT, WITH RESPECT TO ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER THE BORROWER;

                  (iii) CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY RELATED LITIGATION BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO THE BORROWER AT THE ADDRESS FOR NOTICES DESCRIBED IN SECTION 9.05 HEREOF, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW); AND


                  (iv) WAIVES THE RIGHT TO TRIAL BY JURY IN ANY RELATED LITIGATION.

                  (c) Limitation of Liability. TO THE FULLEST EXTENT PERMITTED BY LAW, NO CLAIM MAY BE MADE BY THE BORROWER AGAINST THE AGENT, ANY LENDER OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, ATTORNEY OR AGENT OF ANY OF THEM FOR ANY SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY STATEMENT, COURSE OF CONDUCT, ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH (WHETHER FOR BREACH OF CONTRACT, TORT OR ANY OTHER THEORY OF LIABILITY). THE BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER SUCH CLAIM PRESENTLY EXISTS OR ARISES HEREAFTER AND WHETHER OR NOT SUCH CLAIM IS KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

                  IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.



ATTEST:                                    BLOCK FINANCIAL CORPORATION

By ______________________                  By__________________________________
   Title:                                      Title:

[Corporate Seal]

                                           Address for Notices:
                                           --------------------
                                           Block Financial Corporation
                                           4435 Main Street
                                           Kansas City, MO  64111

                                           Attn:  William P. Anderson

                                           Telephone:  816-751-6000
                                           Facsimile:  816-561-0673

                                           MELLON BANK, N.A., individually
                                              and as Agent

                                           By__________________________________
                                               Title:

                                           Initial

                                           Committed Amount:  $125,000,000

                                           Commitment Percentage:  10.00%

                                           Address for Notices:
                                           --------------------
                                           Mellon Bank, N.A.
                                           Loan Administration
                                           Three Mellon Bank Center - 23rd Floor
                                           Pittsburgh, PA 15259

                                           Attn:  Jane Meihl
                                                      and
                                                  Steve Ceurvorst

                                           Telephone:  412-234-8900/4183
                                           Facsimile:  412-236-5822

                                           With a Copy to:

                                           Mellon Financial Services
                                           55 West Monroe Street
                                           Chicago, Illinois 60603

                                           Attn: M. James Barry

                                           Telephone: 312-357-3407
                                           Facsimile: 312-357-3414